AGREEMENT OF AFFILIATION AND MERGER


     THIS AGREEMENT OF AFFILIATION AND MERGER ("Agreement"), dated as of this 5th day of February, 1998, by and among BLUE RIVER BANCSHARES, INC. ("Blue River"), SHELBY COUNTY BANCORP ("Shelby County") and SHELBY COUNTY SAVINGS BANK, FSB ("SCSB"),

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Blue River is an Indiana corporation with its principal office located in Shelbyville, Shelby County, Indiana; and

     WHEREAS, Shelby County is an Indiana corporation registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"), with its principal office located in Shelbyville, Shelby County, Indiana; and

     WHEREAS, SCSB is a federally chartered savings bank and a wholly-owned subsidiary of Shelby County with its principal office located in Shelbyville, Shelby County, Indiana; and

     WHEREAS, a majority of the Board of Directors of Blue River and a majority of the Board of Directors of Shelby County have approved this Agreement, have authorized its execution and delivery, and have designated this Agreement as a plan of merger.

     NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and mutual obligations herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Blue River, Shelby County and SCSB hereby agree as follows:

                                  SECTION 1

                                  THE MERGER
                                  ----------

     1.01. General Description. Upon the terms and subject to the conditions of this Agreement, Shelby County shall be merged into Blue River ("Merger"). Blue River shall survive the Merger ("Surviving Corporation") and shall continue its corporate existence under the laws of the State of Indiana and pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law, as amended. Upon consummation of the Merger, SCSB shall be a wholly-owned subsidiary of Blue River. Immediately prior to the Effective Time (as hereinafter defined), SCSB shall convert into an Indiana state-chartered bank ("Conversion"), as provided in the Plan of Charter Conversion of Shelby County Savings Bank, FSB into Shelby County Bank ("Plan of Conversion"), the form of which is attached hereto as Exhibit A. (The Merger and the Conversion are collectively referred to as the "Transaction.")

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     1.02    Name and Offices.  The name of the Surviving Corporation shall be "Blue River Bancshares, Inc." Its principal office shall be located at 29 East Washington Street, Shelbyville, Indiana 46176.

     1.03 Directors and Officers. (a) Surviving Corporation. The Board of Directors of the Surviving Corporation, until such time as their respective successors have been elected and have qualified, shall consist of the directors of Blue River serving immediately prior to the Effective Time (as hereinafter defined). The officers of the Surviving Corporation shall consist of the officers of Blue River serving immediately prior to the Effective Time until the Board of Directors of the Surviving Corporation shall elect new or successor officers.

     (b) SCSB. The Board of Directors of SCSB following the Effective Time, until such time as their respective successors have been elected and qualified, shall consist of those persons who are serving as directors of Blue River immediately prior to the Effective Time. The officers of SCSB serving immediately prior to the Effective Time shall be the officers of SCSB following the Effective Time until the Board of Directors of SCSB shall elect new or successor officers. In addition, as of the Effective Time, Rodney L. Meyerholtz shall resign as President and Chief Executive Office of SCSB, and Robert C. Reed shall be elected as the President and Chief Executive Officer of SCSB and shall serve in such positions until such time as his successor has been duly elected and qualified.

     (c) Term of Office. All directors and officers of the Surviving Corporation and SCSB shall serve for a term and otherwise be subject to the qualification and other requirements for directors and officers of the Surviving Corporation and SCSB, respectively, as set forth in their respective Articles of Incorporation, Charter or By-Laws in effect from time to time.

     1.04 Capital Structure. The capital of the Surviving Corporation shall not be less than the capital of Blue River immediately prior to the Effective Time. The issued and outstanding shares of common stock of Blue River immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time.

     1.05 Articles of Incorporation; Charter and By-Laws. The Articles of Incorporation and By-Laws of Blue River in existence at the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation following the Effective Time until such Articles of Incorporation and By-Laws shall be amended as provided by applicable law. The Charter and By-Laws of SCSB in existence at the Effective Time shall be the Charter and By-Laws of SCSB following the Effective Time until such time as such Charter and By-Laws shall be amended as provided by applicable law.

     1.06 Effect of Merger. The effect of the Merger upon consummation thereof shall be as set forth in Indiana Code Section 23-1-40-6, as amended.

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                                  SECTION 2

                               MANNER AND BASIS
                            OF CONVERSION OF STOCK
                            ----------------------

     2.01. Conversion of Shelby County Common Stock. Upon and by virtue of the Merger becoming effective at the Effective Time, each issued and outstanding share of Shelby County Common Stock shall be converted into the right to receive a cash amount equal to Fifty-Eight Dollars ($58.00) ("Conversion Price").

     2.02.   Distribution of Cash.  (a) Promptly but not more than fifteen
(15) days following the Effective Time, the conversion agent designated by Blue River with the prior approval of Shelby County which approval shall not be unreasonably withheld ("Conversion Agent") shall mail to each Shelby County shareholder a letter of transmittal providing instructions as to the transmittal to Blue River of certificates formerly representing shares of Shelby County Common Stock and the payment of cash in exchange therefor pursuant to the terms of this Agreement.

     (b) Following the Effective Time, the Conversion Agent, on behalf of Blue River, shall distribute the cash payment, without interest, required by
Section 2.01 hereof to each holder of Shelby County Common Stock of record at the Effective Time within twenty (20) business days following receipt by the Conversion Agent of the shareholder's certificate(s) formerly representing such shareholder's shares of Shelby County Common Stock together with a properly completed and executed letter of transmittal, all in form and substance reasonably satisfactory to the Surviving Corporation.

     (c) Following the Effective Time, stock certificates formerly representing Shelby County Common Stock held by shareholders of Shelby County shall be deemed to evidence only the right to receive cash, without interest thereon, pursuant to Section 2.01 hereof.

     (d) Blue River shall be entitled to rely upon the stock transfer books and records of Shelby County to establish the persons entitled to receive the cash payment pursuant to this Agreement, which books, in the absence of actual knowledge by Blue River of any adverse claim thereto, shall be conclusive with respect to the ownership of shares of Shelby County Common Stock.

     (e) With respect to any certificate for shares of Shelby County Common Stock which has been lost, stolen or destroyed, Blue River shall be authorized to pay the cash amount required by Section 2.01 hereof to the registered owner of such certificate upon Blue River's receipt of an agreement to indemnify Blue River against loss from such lost, stolen or destroyed certificate, an affidavit of lost, stolen or destroyed stock certificate and, if necessary in Blue River's reasonable discretion, a bond, all in form and substance reasonably satisfactory to Blue River, and upon compliance by the shareholder of Shelby County with all other reasonable requirements of Blue River in connection with lost, stolen or destroyed stock certificates.

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                                  SECTION 3

                           DISSENTING SHAREHOLDERS
                           -----------------------

     Shareholders of Shelby County who properly exercise and perfect statutory dissenters' rights shall have the rights accorded to dissenting shareholders under Chapter 23-1-44 of the Indiana Code, as amended.

                                  SECTION 4

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                          OF SHELBY COUNTY AND SCSB
                          -------------------------

     Each of Shelby County and SCSB hereby represents and warrants to Blue River with respect to itself, the other, The Shelby Group, Inc. ("Shelby Group") and First Tier One Corporation ("First Tier") as follows as of the date hereof:

     4.01. Organization and Authority. (a) Shelby County is a corporation duly organized and validly existing under the laws of the State of Indiana and is a savings and loan holding company under the HOLA. Shelby County has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Shelby County has no direct subsidiaries and owns directly no voting stock or equity securities of any corporation, partnership, association or other entity, other than all of the issued and outstanding common stock of SCSB. The Shelby County Common Stock is the only class of Shelby County stock and is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended ("1934 Act").

     (b) SCSB is a federally chartered savings bank duly organized and validly existing under the laws of the United States of America. SCSB has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Except for shares of common stock of the Federal Home Loan Bank of Indianapolis, Shelby Group and First Tier and except as provided in the Disclosure Schedule, SCSB has no subsidiaries and owns no voting stock or equity securities of, or any interest in, any corporation, partnership, association or other entity. SCSB is subject to primary federal regulatory supervision and examination by the Office of Thrift Supervision ("OTS").

     (c) Shelby Group is an Indiana corporation duly organized and validly existing under the laws of the State of Indiana. Shelby Group has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. SCSB owns all of the issued and outstanding shares of capital stock of Shelby Group. Shelby Group has no subsidiaries and owns no voting stock or equity securities of or any interest in, any corporation, partnership, association or other entity.

     (d) First Tier is an Indiana corporation duly organized and validly existing under the laws of the State of Indiana. First Tier has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. SCSB owns all of the issued and outstanding shares of capital stock of First Tier. First Tier has no subsidiaries and owns no voting stock or equity securities of or any interest in, any corporation, partnership, association or other entity. Shelby Group and First Tier are sometimes hereinafter referred to collectively as the "Subsidiaries."

     4.02. Authorization. (a) Each of Shelby County and SCSB has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 8.02 hereof. This Agreement and its execution and delivery by Shelby County and SCSB have been duly authorized and approved by the Board of Directors of Shelby County and SCSB, respectively. This Agreement constitutes a valid and binding obligation of Shelby County and SCSB and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

     (b) Neither the execution of this Agreement nor consummation of the Transaction (i) conflicts with or violates Shelby County's Articles of Incorporation or By-Laws or SCSB's Charter or By-Laws; (ii) conflicts with or violates any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Transaction are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which Shelby County, SCSB or either of the Subsidiaries is a party or by which SCSB, Shelby County or either of the Subsidiaries is subject or bound and which is material to Shelby County or SCSB, whether individually or on a consolidated basis, or Shelby Group or First Tier on a consolidated basis with Shelby County; (iv) results in the creation of or gives any person, corporation or entity the right to create any material lien, charge, claim, encumbrance or security interest, or results in the creation of any other material rights or claims of any other party or any other material adverse interest, upon any right, property or asset of Shelby County, SCSB or either of the Subsidiaries; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which Shelby County, SCSB or either of the Subsidiaries is bound or with respect to which Shelby County, SCSB or either of the Subsidiaries is to perform any duties or obligations or receive any rights or benefits.

     (c) Other than in connection or in compliance with the provisions of the applicable federal and state banking, thrift, securities and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for the consummation of the Merger by Shelby County and SCSB, respectively.

     4.03. Capitalization. (a) The authorized capital stock of Shelby County consists, and at the Effective Time will consist, of (i) 5,000,000 shares of common stock, no par value per share, 175,950 of which shares are validly issued and outstanding, which number of issued and outstanding shares of Shelby County Common Stock is subject to increase to a total of 189,750 shares pursuant to the exercise of options (collectively, the "Stock Options") granted under the Shelby County Bancorp Stock Option Plan ("Stock Option Plan") to purchase an aggregate of 13,800 shares of Shelby County Common Stock (the shares of common stock outstanding on the date of this Agreement and the shares of common stock to be issued pursuant to the exercise of the Stock Options are referred to in this Agreement as the "Shelby County Common Stock") and (ii) 2,000,000 shares of "blank check" preferred stock, none of which shares are issued or outstanding. The shares of Shelby County Common Stock presently issued and outstanding have been (and with respect to the shares of common stock of Shelby County to be issued upon exercise of the Stock Options shall be) duly and validly authorized by all necessary corporate action of Shelby County, are (and with respect to the shares of common stock of Shelby County to be issued upon exercise of the Stock Options shall be) validly issued, fully paid and nonassessable and have not been (and with respect to the shares of common stock of Shelby County to be issued upon exercise of the Stock Options shall not be) issued in violation of any pre-emptive rights of any present or former Shelby County shareholders. Shelby County has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(a) and has no intention or obligation to authorize or issue any other capital stock, or any additional shares of Shelby County Common Stock, except for 13,800 shares of Shelby County Common Stock pursuant to the exercise of the Stock Options. As of September 30, 1997, Shelby County had total shareholders' equity of $7,171,322, which consisted of common stock of $1,358,123, retained earnings of $5,187,531, and unrealized appreciation on investment securities available for sale of $625,668. A description of the terms, relative rights, preferences and limitations of the Shelby County Common Stock is contained in the Articles of Incorporation of Shelby County, a copy of which is set forth in the Disclosure Schedule pursuant to Section 4.04 hereof (for purposes of this Agreement, "Disclosure Schedule" shall mean the schedules referencing the applicable provisions of this Section 4 which are signed by the Chairman and the President of Shelby County and SCSB solely in their respective officer capacities and are attached hereto and made a part of this Agreement).

     (b) The authorized capital stock of SCSB consists, and at the Effective Time will consist, of 1,000 shares of common stock, $.01 par value per share, all of which shares are validly outstanding and issued to Shelby County (such issued and outstanding shares of common stock are referred to in this Agreement as the "SCSB Common Stock"). Such issued and outstanding shares of SCSB Common Stock have been duly and validly authorized by all necessary corporate action of SCSB, are validly issued, fully paid and non-assessable and have not been issued in violation of any pre-emptive rights of any present or former SCSB shareholders. All of the issued and outstanding shares of SCSB Common Stock are owned by Shelby County free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto.

SCSB has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(b) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of SCSB Common Stock. As of September 30, 1997, SCSB had total assets of $89,544,152, total liabilities of $83,325,632 and total capital of $6,218,520, which capital consisted of common stock of $10, capital surplus of $1,154,295, undivided profits of $4,438,547, and unrealized appreciation on investment securities available for sale of $625,668.

     (c) The authorized capital stock of Shelby Group consists, and at the Effective Time will consist, of 1,000 shares of common stock, no par value per share, 1,000 of which shares are outstanding and validly issued to SCSB (such issued and outstanding shares of common stock are referred to in this Agreement as the "Shelby Group Common Stock"). The shares of Shelby Group Common Stock have been duly and validly authorized by all necessary corporate action of Shelby Group, are validly issued, fully paid and non-assessable and have not been issued in violation of any pre-emptive rights of any present or former shareholders of Shelby Group. All of the shares of Shelby Group Common Stock are owned by SCSB free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. Shelby Group has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(c) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of Shelby Group Common Stock. As of September 30, 1997, Shelby Group had total assets of $10,001, total liabilities of $-0- and total capital of $10,001, which capital consisted of common stock of $100,000, capital surplus of $-0-, and undivided profits of ($89,999).

     (d) The authorized capital stock of First Tier consists, and at the Effective Time will consist, of 1,000 shares of common stock, no par value per share, 1,000 of which shares are outstanding and validly issued to Shelby County (such issued and outstanding shares of common stock are referred to in this Agreement as the "First Tier Common Stock"). The shares of First Tier Common Stock have been duly and validly authorized by all necessary corporate action of First Tier, are validly issued, fully paid and non-assessable and have not been issued in violation of any pre-emptive rights of any present or former shareholders of First Tier. All of the shares of First Tier Common Stock are owned by Shelby County free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. First Tier has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(d) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of First Tier Common Stock. As of September 30, 1997, First Tier had total assets of $63,384, total liabilities of $35 and total capital of $63,349, which capital consisted of common stock of $15,000, capital surplus of $-0-, and undivided profits of $48,349.

     (e) Except for options to purchase 13,800 shares of Shelby County Common Stock under the Stock Option Plan, there are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any capital stock, or any securities convertible into or representing the right to purchase or otherwise acquire any capital stock or debt securities of Shelby County by which Shelby County is or may become bound. Shelby County does not have any contractual or other obligation to repurchase, redeem or otherwise acquire any of its issued and outstanding shares of Shelby County Common Stock. Set forth in the Disclosure Schedule is a true, accurate and complete (i) copy of an incentive stock option agreement and a non-qualified stock option agreement that are identical in all material respects to the presently outstanding stock option agreements (except as to the number of shares subject to the option, the purchase price per share and the duration of the option), (ii) copy of the Stock Option Plan and (iii) a list of all optionees, including the number of shares subject to each Stock Option.

     (f) There are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to the capital stock, or any securities convertible into or representing the right to purchase or otherwise acquire the capital stock or any debt securities, of the Subsidiaries by which either of the Subsidiaries are or may become bound. The Subsidiaries do not have any contractual or other obligation to repurchase, redeem or otherwise acquire any of their respective outstanding shares of capital stock.

     (g) Except as set forth in the Disclosure Schedule, Shelby County has no knowledge of any person who beneficially owns 5% or more of the issued and outstanding shares of Shelby County Common Stock.

     4.04. Organizational Documents. The Articles of Incorporation and By-Laws of Shelby County, Shelby Group and First Tier and the Charter and By-Laws of SCSB, representing true, accurate and complete copies of such corporate documents of Shelby County, SCSB, Shelby Group and First Tier, respectively, in effect as of the date of this Agreement, have been delivered to Blue River and are included in the Disclosure Schedule.

     4.05. Compliance with Law. (a) Neither Shelby County, SCSB nor either of the Subsidiaries has engaged in any activity or has taken or omitted to take any action which has resulted in the violation of any local, state, federal or foreign law, statute, regulation, rule, ordinance, order, restriction or requirement nor is it in violation of any order, injunction, judgment, writ or decree of any court or government agency or body, the violation of which could have a material adverse effect on the financial condition, results of operations, business, assets or capital of Shelby County and SCSB, whether individually or on a consolidated basis, or Shelby Group or First Tier on a consolidated basis with Shelby County. Shelby County, SCSB and each of the Subsidiaries possess and hold all licenses, franchises, permits, certificates and other authorizations necessary for the continued conduct of their respective businesses without interference or interruption, and such licenses, franchises, permits, certificates and authorizations held by Shelby County are transferable to the Surviving Corporation at the Effective Time without any restrictions or limitations thereon or the need to obtain any consents of government agencies or other third parties other than as set forth in this Agreement.

     (b) All agreements, understandings and commitments with, and all orders and directives of, all government regulatory agencies or authorities with respect to the financial condition, results of operations, business, assets or capital of Shelby County, SCSB or either of the Subsidiaries which presently are binding upon or require action by, or at any time during the last five (5) years have been binding upon or have required action by, Shelby County, SCSB or either of the Subsidiaries, including, without limitation, all correspondence, communications and commitments related thereto, are set forth in the Disclosure Schedule. There are no uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any examination report provided to Shelby County, SCSB or either of the Subsidiaries as a result of an examination by any regulatory agency or body or set forth in any accountant's, auditor's or other report to Shelby County, SCSB or either of the Subsidiaries.

     (c) All of the existing offices and branches of SCSB have been legally authorized and established in accordance with all applicable federal, state and local laws, statutes, rules, regulations, ordinances, orders, restrictions and requirements. SCSB does not have any approved but unopened offices or branches.

     (d) Shelby County and SCSB and their respective properties (including those held by either of them in a fiduciary capacity) are in compliance in all material respects with all applicable provisions of the Americans With Disabilities Act ("ADA"), and no action under the ADA against Shelby County, SCSB or any of their respective properties has been initiated or, to Shelby County's and SCSB's best knowledge, threatened. Neither Shelby County nor SCSB are required to comply with the Family and Medical Leave Act.

     4.06.   Accuracy of Statements Made and Materials Provided to Blue
River. (a) No representation, warranty or other statement made, or any information provided, by Shelby County, SCSB or either of the Subsidiaries in this Agreement or in the Disclosure Schedule (and any update thereto) and no written report, statement, list, materials or other written information which has previously been or which shall be provided subsequent to the date hereof by Shelby County, SCSB or either of the Subsidiaries or any of their attorneys, accountants or agents to Blue River or any of its attorneys, accountants or agents in connection with this Agreement, the Transaction, Blue River's due diligence investigation or confidential review of Shelby County, SCSB and the Subsidiaries or otherwise, including, without limitation, any written information with respect to Shelby County's, SCSB's and the Subsidiaries' business, capital, assets, financial condition, results of operations, and directors and officers for inclusion in the Registration Statement (as defined in Section 7.02 hereof), the Prospectus (as defined in Section 7.02 hereof) and the Proxy Statement (as defined in Section 6.01 hereof), contains or shall contain (with respect to information relating to the Registration Statement at the time it is declared effective, with respect to information relating to the Prospectus at the time it is first delivered to prospective investors and with respect to information relating to the Proxy Statement at the time it is mailed to Shelby County shareholders) any untrue or misleading statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

     (b) All materials or information provided by Shelby County, SCSB or either of the Subsidiaries to Blue River for use by Blue River in any filing with any state or federal bank or thrift regulatory agency or authority shall not, at the time such filings are made, contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the

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

statements contained therein, in light of the circumstances in which they are made, not false or misleading.

     4.07. Litigation and Pending Proceedings. (a) Except as set forth in the Disclosure Schedule, there are no claims, actions, suits, proceedings, arbitrations, mediations or investigations pending or, to the best knowledge of Shelby County, SCSB and the Subsidiaries after due inquiry, threatened in any court or before any government agency or authority, arbitration panel, mediator or otherwise (nor does Shelby County, SCSB or either of the Subsidiaries have any knowledge of a basis for any claim, action, suit, proceeding, litigation, arbitration, mediation or investigation) against, by or affecting Shelby County, SCSB or either of the Subsidiaries which could have a material adverse effect on the financial condition, results of operations, business, assets or capital of Shelby County or SCSB, whether individually or on a consolidated basis, or Shelby Group or First Tier on a consolidated basis with Shelby County, or which would prevent the performance of this Agreement, declare the same unlawful or cause the rescission hereof.

     (b) Neither Shelby County, SCSB nor either of the Subsidiaries is (i) subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or governmental agency or authority, (ii) presently charged with or under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or ordinance, or
(iii) the subject of any pending or, to the best knowledge of Shelby County, SCSB and the Subsidiaries, threatened proceeding by any government regulatory agency or authority having jurisdiction over their respective businesses, properties or operations.

     4.08. Financial Statements and Reports. Shelby County previously has delivered to Blue River copies of the following financial statements and reports, including the notes thereto, of Shelby County, SCSB and the Subsidiaries (collectively, the "Shelby County Financial Statements"):

     (a) Consolidated statements of financial condition as of September 30, 1996 and 1997 and the related statements of earnings and statements of changes in shareholders' equity of Shelby County as of and for the fiscal years ended September 30, 1995, 1996 and 1997; and

     (b) Consolidated statements of cash flows of Shelby County for the fiscal years ended September 30, 1995, 1996 and 1997.

     The Shelby County Financial Statements are true, accurate and complete in all material respects and present fairly the consolidated financial positions of Shelby County, SCSB and the Subsidiaries as of and at the dates shown and the consolidated results of operations for the periods covered thereby. The Shelby County Financial Statements described in clauses (a) and (b) above have been audited by KPMG Peat Marwick and have been prepared in conformance with generally accepted accounting principles applied on a consistent basis. The Shelby County Financial Statements do not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts, which inclusion or omission would render any of the Shelby County Financial Statements false, misleading or inaccurate in any material respect as of the respective dates thereof.

     4.09. Properties, Contracts, Employees and Other Agreements. (a) Set forth in the Disclosure Schedule is a true, accurate and complete copy and, when applicable, a list or description of the following:

             (i) A brief description and the location of all real property owned by Shelby County, SCSB and each of the Subsidiaries and the principal buildings and structures located thereon, together with a legal description of such real property, and each lease of real property to which Shelby County, SCSB or either of the Subsidiaries is a party (excluding any exhibits thereto which are not material), identifying the parties thereto, the annual rental payable, the expiration date of the lease and a brief description of the property covered;

             (ii) All loan or credit agreements and promissory notes relating to money borrowed by Shelby County, SCSB and the Subsidiaries, all land, conditional sales or installment sales contracts or other title retention agreements and all agreements for the purchase of federal funds to which Shelby County, SCSB or either of the Subsidiaries is a party;

             (iii) All agreements, contracts, leases, licenses, lines of credit, understandings, commitments or obligations of Shelby County, SCSB or either of the Subsidiaries which individually or in the aggregate:

                      (A) involve payment or receipt by Shelby County, SCSB or either of the Subsidiaries (other than as disbursements of loan proceeds to customers or loan payments by customers) of more than $10,000 during any twelve (12) month period;

                      (B) involve payments based on profits of Shelby County, SCSB or either of the Subsidiaries;

                      (C) relate to the purchase of goods, products, supplies or services in excess of $5,000;

                      (D)  were not made in the ordinary course of business;
                           or

                      (E)  may not be terminated without penalty within one
                           (1) year from the date of this Agreement; and

             (iv) The name and current annual salary of each director, officer and employee of Shelby County, SCSB or either of the Subsidiaries whose current annual salary and bonus or incentive compensation from Shelby County, SCSB or either of the Subsidiaries is in excess of $25,000, and the profit sharing and other form of compensation (other than salary) paid or payable by Shelby

                      County, SCSB or either of the Subsidiaries to or for the benefit of each such person for the fiscal years ended September 30, 1996 and 1997.

     (b) SCSB has, prior to the date of this Agreement, provided or given access to Blue River to the files and documentation of all of its borrowers, or persons or entities that are or may become obligated to SCSB under a letter of credit, line of credit, loan transaction, loan agreement, promissory note or other commitment of SCSB, in excess of $10,000 individually or in the aggregate, whether in principal, interest or otherwise, and including all guarantors of such indebtedness.

     (c) To the best knowledge of Shelby County, SCSB and the Subsidiaries, each of the agreements, contracts, commitments, leases, instruments and documents set forth in the Disclosure Schedule relating to this Section 4.09 is valid and enforceable in accordance with its terms. Shelby County, SCSB and the Subsidiaries are and, to their best knowledge, all other parties thereto are in compliance with the provisions thereof, and Shelby County, SCSB and the Subsidiaries are not and, to their best knowledge, no other party thereto is in default in the performance, observance or fulfillment of any material obligation, covenant or provision contained therein. None of the foregoing requires the consent of any party to its assignment in connection with the Transaction.

     4.10. Absence of Undisclosed Liabilities. Except as provided in the Shelby County Financial Statements, except for accounts payable incurred and unfunded loan commitments made to customers in the ordinary course of business, except for additional borrowings from the Federal Home Loan Bank of Indianapolis not to exceed $22.5 Million incurred in the ordinary course of business between the date hereof and the Effective Time, neither Shelby County, SCSB nor either of the Subsidiaries has any obligation, agreement, contract, commitment, liability, lease or license which exceeds $5,000 individually or in the aggregate, or any obligation, agreement, contract, commitment, liability, lease or license made outside of the ordinary course of business.

     4.11. Title to and Condition of Assets. (a) Shelby County, SCSB or either of the Subsidiaries, as the case may be, has good and marketable title in fee simple absolute to all real property (including, without limitation, all real property used as bank premises and all other real estate owned) which is reflected in the Shelby County Financial Statements as of September 30, 1997; good and marketable title to all personal property reflected in the Shelby County Financial Statements as of September 30, 1997, other than personal property disposed of in the ordinary course of business since September 30, 1997; good and marketable title to or right to use by valid and enforceable lease or contract all other properties and assets (whether real or personal, tangible or intangible) which Shelby County, SCSB or either of the Subsidiaries purports to own or which Shelby County, SCSB or either of the Subsidiaries uses in their respective businesses; and good and marketable title to, or right to use by the terms of a valid and enforceable lease or commitment all other property and assets acquired and not disposed of or leased, as the case may be, since September 30, 1997. All of such properties and assets owned by Shelby County, SCSB and the Subsidiaries are owned free and clear of all land or conditional sales contracts, mortgages, encumbrances, liens, pledges, restrictions, security interests, charges, claims or rights of third parties of any nature except (i) as set forth in the Disclosure Schedule; (ii) as specifically noted in reasonable detail in the Shelby County Financial Statements; (iii) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; (iv) pledges or liens required to be granted in connection with the acceptance of government deposits or granted in connection with repurchase or reverse repurchase agreements; and (v) easements, encumbrances and liens of record, minor imperfections of title, building or use restrictions, variations and other limitations which are not substantial in amounts, do not materially detract from the value or materially interfere with the present or contemplated use of any of the properties subject thereto or otherwise materially impair the use thereof for the purposes for which they are held or used. All real property owned or leased by Shelby County, SCSB and the Subsidiaries is in material compliance with all applicable zoning and land use laws.

     (b) To the best of their respective knowledge, Shelby County, SCSB and each of the Subsidiaries have conducted their respective businesses in compliance with all federal, state, county and municipal laws, statutes, regulations, rules, ordinances, orders, directives, restrictions and requirements relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, air pollutants, water pollutants, storm water or process waste water or otherwise relating to the environment or toxic or hazardous substances or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, without limitation, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and all regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency, the Army Corp of Engineers, the Department of Interior, the United States Fish and Wildlife Service and any state department of natural resources or state environmental protection agency now or at any time hereafter in effect (collectively, "Environmental Laws"). There are no pending or, to the best knowledge of Shelby County, SCSB and the Subsidiaries threatened claims, actions or proceedings by any local municipality, sewage district or other federal, state or local governmental agency or authority or any other party against Shelby County, SCSB or either of the Subsidiaries with respect to any of the Environmental Laws and, except as set forth in the Disclosure Schedule, to the best of Shelby County's, SCSB's and the Subsidiaries' knowledge, there is no basis or grounds for any such claim, action or proceeding. Except as set forth in the Disclosure Schedule, to the best of Shelby County's, SCSB's and the Subsidiaries' knowledge, no environmental clearances or other governmental environmental approvals are required for the conduct of Shelby County's, SCSB's or either of the Subsidiaries' business or consummation of the Transaction. Except as set forth in the Disclosure Schedule, to the best of Shelby County's, SCSB's and the Subsidiaries' knowledge, neither Shelby County, SCSB nor either of the Subsidiaries is the owner, and has not been in the chain of title or the operator or lessee, of any property on which any substances have been used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property would require clean-up, removal or any other remedial action under any of the Environmental Laws.

     (c) Neither Shelby County, SCSB nor either of the Subsidiaries (i) is in default in any respect under any agreements pursuant to which it leases real or personal property, (ii) has knowledge of any default under such agreements by any party thereto and (iii) has knowledge of any event which, with notice or lapse of time or both, would constitute a default or a breach thereof.

     4.12. Loans and Investments. (a) Except as set forth in the Disclosure Schedule, SCSB has no loan in excess of $5,000 that has been classified by regulatory examiners or management of SCSB as "Substandard," "Doubtful" or "Loss" or in excess of $5,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. The most recent loan watch list of SCSB and a list of all loans in excess of $5,000 that SCSB has determined to be ninety (90) days or more past due with respect to principal or interest payments or has placed on nonaccrual status are set forth in the Disclosure Schedule.

     (b) All loans reflected in the Shelby County Financial Statements as of September 30, 1997 and which have been made, extended, renewed, restructured, approved, amended or acquired since September 30, 1997 (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) to the best of SCSB's knowledge, constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors' rights; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) are secured, to the extent that SCSB has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming SCSB as the secured party or mortgagee.

     (c) The reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the Shelby County Financial Statements are adequate in all respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates. To the best knowledge of SCSB, the aggregate loan balances outstanding as of September 30, 1997, in excess of the reserve for loan losses as of such date, are collectible in accordance with their respective terms.

     (d) Shelby County and SCSB have complied in all material respects with all laws, statutes, rules, regulations and other legal requirements relating to its loans such that any failure to so comply will not interfere with the collection of any loan or provide to any borrower any right, claim or action against Shelby County or SCSB. Except as set forth in the Disclosure Schedule, to the best of Shelby County's and SCSB's knowledge, no property in which SCSB has an interest as collateral to secure a loan or that is held as an asset of any trust violates any of the Environmental Laws or obligates Shelby County or SCSB, or the owner or operator of such property, to remediate, treat or otherwise alter the environmental condition of such property.

     (e) None of the investments reflected in the Shelby County Financial Statements as of and for the year ended September 30, 1997 and none of the investments made by Shelby County, SCSB or either of the Subsidiaries since September 30, 1997 are subject to any restriction, whether contractual or statutory, which materially impairs the ability of Shelby County, SCSB or either of the Subsidiaries to dispose freely of such investment at any time. Neither Shelby County, SCSB nor either of the Subsidiaries is a party to any repurchase agreements with respect to securities. All investment securities and other investments of SCSB are carried on its books in accordance with generally accepted accounting principals applied on a consistent basis.

     (f) Set forth in the Disclosure Schedule is a true, accurate and complete list of all loans in which SCSB has any participation interest or which have been made with or through another financial institution on a recourse basis against SCSB.

     (g) The aggregate amount of SCSB's indebtedness to the Federal Home Loan Bank of Indianapolis does not exceed $22.5 Million.

     4.13. Anti-takeover Provisions. Neither Shelby County, SCSB nor either of the Subsidiaries has a shareholder rights plan or any other plan, program, agreement or arrangement involving, restricting, prohibiting or discouraging a change in control, merger or other combination of Shelby County, SCSB or either of the Subsidiaries or which may be considered an anti-takeover mechanism, except for (i) the Rights Plan Agreement, dated April 17, 1995 ("Rights Agreement"), between Shelby County and Bank One, Indianapolis, NA, as Rights Agent, (ii) the provisions in the Articles of Incorporation and By-Laws of Shelby County, (iii) the Stock Option Plan, (iv) the Employment Agreements (as hereinafter defined), and (v) the employment agreement between Rodney L. Meyerholtz and SCSB dated October 17, 1991 ("Meyerholtz Agreement").

     4.14. Employee Benefit Plans. (a) With respect to the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether written or oral, sponsored or otherwise maintained by Shelby County or SCSB; in which Shelby County, SCSB or either of the Subsidiaries participates as a participating employer; to which Shelby County, SCSB or either of the Subsidiaries contributes; with respect to which Shelby County, SCSB or either of the Subsidiaries acts as administrator, trustee or fiduciary, whether written or oral; and including any such plans which have been terminated, merged into another plan, frozen or discontinued (collectively, the "Shelby County Plans"): (i) all such Shelby County Plans have, on a continuous basis since their adoption, been maintained in compliance in all materials respects with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including, without limitation, ERISA, the Code, and the Department of Labor ("Department") and the Treasury Regulations promulgated thereunder; (ii) all Shelby County Plans intended to constitute tax-qualified plans under the Code have complied, in form and in operation, since their adoption, or, with respect to form, have been timely amended to comply, in all material respects, with all applicable requirements of the Code and the Treasury Regulations promulgated thereunder, and favorable determination letters with respect to the Tax Reform Act of 1986 have been timely received from the Internal Revenue Service ("Service") with respect to each such Shelby County Plan stating that each, in its current form (or at the time of its disposition if it has been terminated, merged or discontinued), is qualified under and satisfies all applicable provisions of the Code and Treasury Regulations; (iii) no Shelby County Plan (or its related trust) holds any Shelby County Common Stock or any stock of a related or affiliated person or entity, except as provided in the Disclosure Schedule; (iv) neither Shelby County, SCSB nor either of the Subsidiaries has liability to the Department or the Service with respect to any Shelby County Plan; (v) neither Shelby County, SCSB nor either of the Subsidiaries has engaged in any transaction that may subject Shelby County, SCSB, either of the Subsidiaries or any Shelby County Plan to a civil penalty imposed by Section 502 of ERISA; (vi) no prohibited transaction (as defined in Section 406 of ERISA and as defined in Section 4975(c) of the Code) has occurred with respect to any Shelby County Plan; (vii) each Shelby County Plan subject to ERISA or intended to be qualified under Section 401(a) of the Code has been and, if applicable, is being operated in accordance with the applicable provisions of ERISA and the Code and the Department and Treasury Regulations promulgated thereunder; (viii) to the best of Shelby County's, SCSB's and the Subsidiaries' knowledge, no participant or beneficiary or non-participating employee has been denied any benefit due or to become due under any Shelby County Plan or has been misled as to his or her rights under any Shelby County Plan; (ix) all obligations required to be performed by Shelby County, SCSB or either of the Subsidiaries under any provision of a Shelby County Plan have been performed by it and it is not in default under or in violation of any provision of a Shelby County Plan; (x) no event has occurred which would constitute grounds for an enforcement action by any party under Part 5 of Title I of ERISA under any Shelby County Plan; (xi) there are no actions, suits, proceedings or claims pending (other than routine claims for benefits) or, to the best knowledge of Shelby County, SCSB and the Subsidiaries, threatened against Shelby County, SCSB, either of the Subsidiaries, any Shelby County Plan or the assets of any Shelby County Plan; and (xii) with respect to any Shelby County Plan sponsored, participated in or contributed to by Shelby County, SCSB or either of the Subsidiaries or with respect to which Shelby County, SCSB or either of the Subsidiaries is responsible for complying with the reporting and disclosure requirements of ERISA or the Code, there has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed.

     (b) With regard to any Shelby County Plan intended to be a tax-qualified plan under Section 401(a) of the Code, to the best knowledge of Shelby County, SCSB and the Subsidiaries, no director, officer, employee or agent of Shelby County, SCSB or either of the Subsidiaries has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, the Service could revoke or deny that plan's qualification under the Code or the exemption under Section 501(a) of the Code for any trust or annuity contract related to such Plan.

     (c) Shelby County, SCSB and the Subsidiaries have provided to Blue River in the Disclosure Schedule true, accurate and complete copies and, in the case of any plan or program which has not been reduced to writing, a complete summary, of all of the following: (i) pension, retirement, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation or depreciation right plans and agreements and all amendments thereto (except that, with respect to the stock option agreements between Shelby County and certain employees and directors of Shelby County, SCSB and the Subsidiaries with respect to the Stock Options, only a true, accurate and complete copy of an incentive stock option agreement and a non-qualified stock option agreement that are identical in all material respects to the remaining outstanding stock option agreements have been included in the Disclosure Schedule); (ii) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, bonus, severance and collective bargaining agreements, arrangements or understandings; (iii) all executive and other incentive compensation plans and programs; (iv) all group insurance and health contracts, policies or plans; and (v) all other incentive, welfare or employee benefit plans, understandings, arrangements or agreements, maintained or sponsored, participated in, or contributed to by Shelby County, SCSB or either of the Subsidiaries for their current or former directors, officers or employees. All of the foregoing have been, since their inception, drafted, implemented, administered and, where applicable, amended or terminated in accordance with their terms and with applicable law.

     (d) No current or former director, officer or employee of Shelby County, SCSB or either of the Subsidiaries is entitled to any benefit under any welfare benefit plans (as defined in Section 3(1) of ERISA) after termination of employment with Shelby County, SCSB or either of the Subsidiaries, except that such individuals may be entitled to continue their group health care coverage pursuant to Section 4980B of the Code if they pay the cost of such coverage pursuant to the applicable requirements of the Code with respect thereto.

     (e) With respect to any group health plan (as defined in Section 607(1) of ERISA) sponsored or maintained by Shelby County, SCSB or either of the Subsidiaries, in which Shelby County, SCSB or either of the Subsidiaries participates as a participating employer or to which Shelby County, SCSB or either of the Subsidiaries contributes, to the best knowledge of Shelby County, SCSB and the Subsidiaries, no director, officer, employee or agent of Shelby County, SCSB or either of the Subsidiaries has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a tax to be imposed upon Shelby County, SCSB or either of the Subsidiaries under Section 4980B(a) of the Code. With respect to all such plans, all applicable provisions of Section 4980B of the Code and Section 601 of ERISA have been complied with in all material respects by Shelby County, SCSB and the Subsidiaries.

     (f) Except as otherwise provided in the Disclosure Schedule, there are no collective bargaining, employment, management, consulting, deferred compensation, reimbursement, indemnity, retirement, early retirement, severance or similar plans or agreements, commitments or understandings, or any employee welfare, benefit or retirement plan or agreement, binding upon Shelby County, SCSB or either of the Subsidiaries and no such agreement, commitment, understanding or plan is under discussion or negotiation by management with any employee or group of employees, any member of management or any other person.

     4.15. Obligations to Employees. Except as otherwise provided in the Disclosure Schedule, all accrued obligations and liabilities of Shelby County, SCSB, the Subsidiaries and the Shelby County Plans, whether arising by operation of law, by contract or by past custom, for payments to trusts or other funds, to any government agency or authority or to any present or former director, officer, employee or agent of Shelby County, SCSB or either of the Subsidiaries (or his heirs, legatees or legal representatives) have been and are being paid to the extent required by applicable law or by the plan, trust, contract or past custom or practice, and adequate accruals and reserves for such payments have been and are being made by Shelby County, SCSB and the Subsidiaries in accordance with generally accepted accounting principles and applicable law applied on a consistent basis and actuarial methods with respect to the following: (a) withholding taxes, unemployment compensation or social security benefits; (b) all pension, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation rights plans and agreements; (c) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, retirement, early retirement, severance, reimbursement or bonus plans or agreements; (d) all executive and other incentive compensation plans, programs or agreements; (e) all group insurance and health contracts and policies; and (f) all other incentive, welfare, retirement or employee benefit plans or agreements maintained, sponsored, participated in, or contributed to by Shelby County, SCSB or either of the Subsidiaries for their current or former directors, officers, employees and agents, including, without limitation, all liabilities and obligations to the Shelby County Plans. All obligations and liabilities of Shelby County, SCSB and the Subsidiaries, whether arising by operation of law, by contract or by past custom or practice, for all other forms of compensation which are or may be payable to their current or former directors, officers, employees or agents have been and are being paid to the extent required by applicable law or by the plan or contract, and adequate accruals and reserves for payment therefor have been and are being made by Shelby County, SCSB and the Subsidiaries in accordance with generally accepted accounting and principles applied on a consistent basis. Except as otherwise provided in the Disclosure Schedule, all accruals and reserves referred to in this Section 4.15 are correctly and accurately reflected and accounted for in all material respects in the Shelby County Financial Statements and the books, statements and records of Shelby County, SCSB and the Subsidiaries.

     SCSB is not and has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act, as amended, and there is no proceeding or investigation pending or threatened against it with respect thereto. There are no, and during the last five (5) years have not been any, formal, informal or internal charges or complaints of, or any proceedings or lawsuits pending or threatened involving, discrimination or harassment, nor is there any investigation pending or threatened before the Equal Employment Opportunity Commission or any other federal, state or local agency or authority involving SCSB or any of its present or former directors, employees or agents.

     Except to set forth in the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby, will (a) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Shelby County or SCSB from either of such entities; (b) increase any benefit otherwise payable under any of the Shelby County Plans or any other plan of program relating to directors or employees of Shelby County or SCSB; or (c) result in the acceleration in the time of payment of any benefit or amount owed to any present or former director or employee of Shelby County or SCSB.

     4.16. Taxes, Returns and Reports. Shelby County, SCSB and the Subsidiaries have (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed, and each such return is true, accurate and complete in all material respects; (b) paid all taxes, assessments and other governmental charges due or claimed to be due upon each of them or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Except for taxes not yet due and payable, the reserve for taxes in the Shelby County Financial Statements as of September 30, 1997 is adequate to cover all of Shelby County's, SCSB's and the Subsidiaries' tax liabilities (including, without limitation, income taxes and franchise fees) that may become payable in future periods with respect to any transactions consummated prior to September 30, 1997. Neither Shelby County, SCSB nor either of the Subsidiaries has, or will have, any liability for taxes of any nature for or with respect to the operation of their respective businesses, including the business of any subsidiary, or ownership of their assets, including the assets of any subsidiary, from the date hereof up to and including the Effective Time, except to the extent set forth in the Subsequent Shelby County Financial Statements (as hereinafter defined). Neither Shelby County, SCSB nor either of the Subsidiaries is currently under audit by any state or federal taxing authority. No federal, state or local tax returns of Shelby County, SCSB or either of the Subsidiaries have been audited by any taxing authority during the past five (5) years.

     4.17. Deposit Insurance. The deposits of SCSB are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Corporation Act, as amended, and SCSB has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

     4.18. Insurance. Set forth in the Disclosure Schedule is a list and brief description of all policies of insurance (including, without limitation, blanket bond, directors' and officers' liability insurance, property and casualty insurance, group health or hospitalization insurance and insurance providing benefits for employees) owned or held by Shelby County, SCSB or either of the Subsidiaries on the date hereof or with respect to which Shelby County, SCSB or either of the Subsidiaries pays any premiums. Each such policy is in full force and effect, all premiums due thereon have been paid when due, and a true, accurate and complete copy thereof has been made available to Blue River prior to the date hereof.

     4.19.   Books and Records.  The books and records of Shelby County,
SCSB and the Subsidiaries are in all material respects complete and correct and accurately reflect the basis for the respective financial condition, results of operations, business, assets and capital of Shelby County, SCSB and the Subsidiaries set forth in the Shelby County Financial Statements.

     4.20. Broker's, Finder's or Other Fees. Except for the reasonable fees of Shelby County's attorneys, accountants and investment bankers and the printing and mailing costs relating to the proxy statement pertaining to the Merger, all of which will be paid by Shelby County prior to the Effective Time, no agent, broker or other person acting on behalf of Shelby County, SCSB or either of the Subsidiaries or acting under any authority of Shelby County, SCSB or either of the Subsidiaries is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement or the Transaction. A true, accurate and complete copy of Shelby County's agreements with its attorneys, accountants, investment banker or other advisors relative to their respective fees in connection with the Transaction is set forth in the Disclosure Schedule.

     4.21. Interim Events. Except as otherwise permitted hereunder, since September 30, 1997, neither Shelby County, SCSB nor either of the Subsidiaries has:

     (a) Suffered any changes having a material adverse effect on its financial condition, results of operations, assets, capital or business;

     (b) Suffered any material damage, destruction or loss to any of its properties not fully-covered by insurance;

     (c) Declared, distributed or paid any dividend or other distribution to its shareholders, except for payment of dividends as permitted by Section 6.03(a)(iii) hereof and except for 13,800 shares of Shelby County Common Stock issued pursuant to the exercise of the Stock Options;

     (d) Repurchased, redeemed or otherwise acquired shares of its capital stock, issued any shares of its capital stock or stock appreciation rights or sold or agreed to issue or sell (except for 13,800 shares of Shelby County Common Stock issued pursuant to the exercise of the Stock Options) any shares of its capital stock or any right or option to purchase or acquire any such stock or any security convertible into such stock or taken any action to reclassify, recapitalize or split up its stock;

     (e) Granted or agreed to grant any increase in benefits payable or to become payable under any pension, retirement, profit-sharing, savings, bonus, deferred compensation, stock or option plan or agreement; any employee welfare or benefit plan or arrangement; or any other agreement, commitment or understanding, to present or former employees, officers or directors of Shelby County, SCSB or either of the Subsidiaries;

     (f) Increased the salary, compensation or fees of any director, officer or employee, except for normal increases in the ordinary course of business and in accordance with past practices, entered into any employment contract, indemnity agreement or any other agreement or understanding with any officer or employee or installed any employee benefit plan;

     (g) Leased, sold or otherwise disposed of any of its assets except in the ordinary course of business or leased, purchased or otherwise acquired from third parties any assets except in the ordinary course of business;

     (h) Merged, consolidated or sold shares of capital stock of SCSB; except for the Merger, agreed or committed to merge, consolidate, combine or affiliate with or into any third party; agreed or committed to sell the substantial assets or any shares of capital stock of Shelby County, SCSB or either of the Subsidiaries; or except pursuant to foreclosure actions and mortgages, liens or security interests securing loans, acquired or agreed to acquire any securities, equity interest, assets or business of any third party;

     (i) Incurred, assumed or guaranteed any obligation or liability (fixed or contingent) (including borrowings in the ordinary course of business from the Federal Home Loan Bank of Indianapolis not exceeding $22.5 Million) other than obligations and liabilities incurred in the ordinary course of business;

     (j) Mortgaged, pledged or subjected to a lien, security interest, option or other encumbrance any of its assets, except for tax and other liens which arise by operation of law and with respect to which payment is not past due and except for pledges or lien: (i) required to be granted in connection with acceptance by SCSB of government deposits; or (ii) granted in connection with repurchase or reverse repurchase agreements; or (iii) otherwise incurred in the ordinary course of the conduct of its business;

     (k) Canceled, released or compromised any loan, debt, obligation, claim or receivable other than in the ordinary course of business;

     (l) Entered into or made any loan or other transaction, contract or commitment other than in the ordinary course of business;

     (m) Agreed to enter into any transaction for the borrowing or lending of monies, funds or securities, other than in the ordinary course of its lending business; or

     (n) Conducted its business in any manner other than substantially as it was being conducted on September 30, 1997.

     4.22. Regulatory Filings. Shelby County, SCSB and the Subsidiaries have filed and will continue to file in a timely manner all filings and reports with all federal and state regulatory agencies and authorities as required by applicable law. All such filings with federal and state regulatory agencies were true, accurate and complete in all respects as of the dates of the filings and were prepared in conformity with generally accepted accounting principles applied on a consistent basis and applicable law, and no such filing contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in light of the circumstances under which they were made, not false or misleading.

     4.23. Contracts. Neither Shelby County, SCSB nor either of the Subsidiaries is in default under or in breach of or, to the best knowledge of Shelby County, SCSB and the Subsidiaries, alleged to be in default under or in breach of, any loan or credit agreement, security agreement, bond, indenture, mortgage, license, contract, lease, commitment or any other instrument or obligation, which breach or default could have a material adverse effect on the financial condition, results of operation, business, assets or capital of Shelby County or SCSB, whether individually or on a consolidated basis, or Shelby Group or First Tier on a consolidated basis with Shelby County.

     4.24. No Third Party Options. Except as provided in the Disclosure Schedule with respect to the options to purchase 13,800 shares of Shelby County Common Stock under the Stock Option Plan, there are no agreements, options, commitments or rights with, of or to any third party to acquire any shares of capital stock or assets of Shelby County, SCSB or either of the Subsidiaries which are binding upon Shelby County, SCSB or either of the Subsidiaries.

     4.25. Disclosure Schedule and Documents. All written data, documents, materials and information referred to in this Agreement and delivered by Shelby County, SCSB or either of the Subsidiaries pursuant to or in connection with the Disclosure Schedule are true, accurate and complete in all material respects as of the date hereof and, with respect to such items delivered subsequent to the date hereof or with any update to the Disclosure Schedule, will be true, accurate and complete in all material respects on the date of delivery thereof.

     4.26. Indemnification Agreements. (a) Neither Shelby County, SCSB nor either of the Subsidiaries is a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, shareholder or agent against liability or hold the same harmless from liability, other than as expressly provided in the Articles of Incorporation or By-Laws of Shelby County, Shelby Group or First Tier or the Charter or By-Laws of SCSB.

     (b) No claims have been made against or filed with Shelby County, SCSB or either of the Subsidiaries nor has, to the best knowledge of Shelby County, SCSB and the Subsidiaries after due inquiry, any claims been threatened against Shelby County, SCSB or either of the Subsidiaries, for indemnification against liability or for reimbursement of any costs or expenses incurred in connection with any legal or regulatory proceeding by any present or former director, officer, shareholder, employee or agent of either Shelby County, SCSB or either of the Subsidiaries.

     4.27. Representations and Warranties at the Effective Time. All representations and warranties of Shelby County and SCSB contained herein shall be true, accurate and complete in all material respects on and as of the Effective Time as though made or given at such time, except as otherwise expressly contemplated by this Agreement.

     4.28. Nonsurvival of Representations and Warranties. The representations and warranties of Shelby County and SCSB contained in this Agreement shall expire upon the earlier of the Effective Time or the termination of this Agreement pursuant to Section 9 hereof (except that any claim of misrepresentation or breach of a warranty may be brought following any such termination), and thereafter Shelby County, SCSB and the Subsidiaries and all directors, officers and employees thereof shall have no further liability with respect thereto, except for fraud or intentional and knowing participation in the making of untrue, inaccurate or misleading statements in such representations and warranties. Nothing in the foregoing shall result in the termination of any of the covenants provided for in this Agreement that shall by their terms survive the Effective Time.

                                  SECTION 5

                 REPRESENTATIONS AND WARRANTIES OF BLUE RIVER
                 --------------------------------------------

     Blue River represents and warrants to Shelby County and SCSB as follows as of the date hereof and at all times that this Agreement shall be in effect:

     5.01.   Organization and Authority.   Blue River is a corporation duly
organized and validly existing under the laws of the State of Indiana and has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

     5.02. Authorization. (a) Blue River has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to the fulfillment of the conditions precedent set forth in Section 8.01 hereof. This Agreement and its execution and delivery by Blue River have been duly authorized and approved by the Board of Directors of Blue River. This Agreement constitutes a valid and binding obligation of Blue River and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

     (b) Neither the execution of this Agreement nor consummation of the Merger (i) conflicts with or violates Blue River's Articles of Incorporation or By-Laws; (ii) conflicts with or violates any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Transaction are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, contract, lease, agreement, arrangement, commitment or other instrument to which Blue River is a party or by which Blue River is subject or bound; (iv) results in the creation of or gives any person, corporation or entity the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party or any other adverse interest, upon any right, property or asset of Blue River; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which Blue River is bound or with respect to which Blue River is to perform any duties or obligations or receive any rights or benefits.

     (c) Other than in connection or in compliance with the provisions of applicable federal and state banking, thrift, securities and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for consummation by Blue River of the Transaction.

     5.03. Organizational Documents. The Articles of Incorporation and By-Laws of Blue River in effect as of the date of this Agreement have been delivered to Shelby County and represent true, accurate and complete copies of such corporate documents of Blue River in effect as of the date of this Agreement.

     5.04. Compliance With Law. Blue River has not engaged in any activity or has taken or omitted to take any action which has resulted or could result in the violation of any local, state, federal or foreign law, statute, rule, regulation, ordinance, order, restriction or requirement or of any order, injunction, judgment, writ or decree of any court or government agency or body, the violation of which could have a material adverse effect on the financial condition, results of operations, business, assets or capitalization of Blue River.

     5.05. Litigation and Pending Proceedings. (a) There are no claims, actions, suits, proceedings, investigations, arbitrations or mediations pending or, to the best knowledge of Blue River after due inquiry, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does Blue River have any knowledge of a basis for any claim, action, suit, proceeding, litigation, investigation, arbitration or mediation) against, by or affecting Blue River which could have a material adverse effect on the financial condition, results of operations, business, assets or capitalization of Blue River, or which would prevent the performance of this Agreement, declare the same unlawful or cause the rescission hereof.

     (b) Blue River is not (i) subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or governmental agency or authority having a material adverse effect on its business, assets, capitalization, financial condition or results of operations on a consolidated basis, (ii) presently charged with or under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or ordinance, or (iii) the subject of any pending or, to the best knowledge of Blue River, threatened proceeding by any government regulatory agency or authority having jurisdiction over its business, properties or operations.

     5.06. Representations and Warranties at the Effective Time. All representations and warranties of Blue River contained herein shall be true, accurate and complete in all material respects on and as of the Effective Time as though made or given at such time.

     5.07. Nonsurvival of Representations and Warranties. The representations and warranties of Blue River contained in this Agreement shall expire upon the earlier of the Effective Time or the termination of this Agreement pursuant to Section 9 hereof (except that any claim of misrepresentation or breach of warranty may be brought following any such termination), and thereafter, Blue River and all directors, officers and employees of Blue River shall have no further liability with respect thereto, except for fraud or intentional and knowing participation in the making of untrue, inaccurate or misleading statements in such representations and warranties. Nothing in the foregoing shall result in the termination of any covenants provided for herein that shall by their terms survive the Effective Time.

                                  SECTION 6

                     COVENANTS OF SHELBY COUNTY AND SCSB
                     -----------------------------------

     Shelby County and SCSB covenant and agree with Blue River, and SCSB covenants and agrees with Blue River to cause Shelby Group and First Tier to act, as follows:

     6.01.   Shareholder Approval.  Shelby County shall submit this
Agreement and the Merger to its shareholders for approval at a meeting to be called and held in accordance with applicable law and the Articles of Incorporation and By-Laws of Shelby County on a date mutually acceptable to Shelby County and Blue River. Shelby County shall use its reasonable efforts to hold such meeting of shareholders no later than sixty (60) days following the date of this Agreement. In connection with such meeting of shareholders of Shelby County, (a) Shelby County shall deliver to its shareholders a proxy statement relating to the Merger ("Proxy Statement") which shall include a copy of this Agreement and all other information required to be provided to shareholders of Shelby County in accordance with applicable law; and (b) the Board of Directors of Shelby County shall recommend, by at least a majority vote, to Shelby County's shareholders that such shareholders approve this Agreement and the Merger and shall solicit proxies in favor of this Agreement from such shareholders (unless, in the written opinion of counsel for Shelby County, the fiduciary duties of such Board might reasonably be found to prohibit such a recommendation, in which event the individual members of the Board of Directors shall nevertheless remain personally obligated to vote in favor of this Agreement and the Merger pursuant to their personal undertakings set forth elsewhere in this Agreement). Immediately following the approval of this Agreement by the shareholders of Shelby County, Shelby County, as the sole shareholder of SCSB, and the Board of Directors of SCSB shall each approve the Conversion and adopt the Plan of Conversion.

     Shelby County shall use its reasonable efforts to cause Trident Financial Corporation ("Trident") to issue, no later than the date of the Proxy Statement, Trident's written opinion ("Fairness Opinion") stating that the Conversion Price is fair to the shareholders of Shelby County from a financial point of view. Shelby County shall attach a copy of Trident's fairness opinion to the proxy statement to be delivered to Shelby County's shareholders in connection with the meeting of shareholders referenced in this Section 6.01.

     6.02. Other Approvals and Actions. (a) Shelby County and SCSB shall proceed expeditiously, cooperate fully and use their reasonable efforts to assist Blue River in procuring, upon terms and conditions reasonably acceptable to Blue River, all consents, authorizations, approvals, registrations and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by law which are necessary for the IPO (as defined in Section 7.02 hereof) and the consummation of the Transaction on the terms and conditions provided in this Agreement. Shelby County shall take all actions reasonably requested by Blue River in connection with the Conversion.

     (b) Shelby County and SCSB shall take all necessary steps to (i) terminate the Stock Option Plan as of the Effective Time such that, among other things, the Stock Options will terminate or lapse if not exercised prior to the Effective Time and (ii) assist Blue River in the disposition of the SCSB Retirement Plan (as hereinafter defined), in accordance with Section 7.03 hereof. Shelby County shall pay all costs and expenses associated with the disposition of such plans, to the extent incurred prior to the Effective Time.

     (c) Shelby County shall take all necessary steps to redeem the rights granted pursuant to the Rights Agreement at or prior to the Effective Time at an aggregate cost not to exceed Twenty Thousand Dollars ($20,000).

     (d) In advance of filing the Proxy Statement with the Securities and Exchange Commission ("SEC"), Shelby County shall provide to Blue River and its counsel with a copy of the Proxy Statement and provide them an opportunity to comment thereon.

     6.03. Conduct of Business. (a) On and after the date of this Agreement and until the Effective Time or until this Agreement shall be terminated as herein provided, neither Shelby County, SCSB nor either of the Subsidiaries shall, without the prior written consent of Blue River:

             (i) make any changes in its capital stock accounts (including, without limitation, any stock split, stock dividend, recapitalization or reclassification);

             (ii) authorize a class of securities, issue or grant, or authorize the issuance or grant of, securities or options other than or in addition to the presently issued and outstanding shares of Shelby County Common Stock, SCSB Common Stock, Shelby Group Common Stock or First Tier Common Stock set forth in Section 4.03 hereof and other than the presently outstanding options to purchase an aggregate of 13,800 shares of Shelby County Common Stock;

             (iii) distribute or pay any dividends on its shares of common stock, or make any other distribution to its shareholders, except that Shelby County may pay to its shareholders its normal and customary quarterly cash dividend in an amount not to exceed twelve and one-half cents ($0.125) per share of Shelby County Common Stock for each such dividend until the Effective Time and except that SCSB may pay cash dividends to Shelby County in the ordinary course of business in accordance with past practices for payment of reasonable and necessary business and operating expenses of Shelby County;

             (iv)     redeem any of its outstanding shares of common stock;

             (v) merge, combine or consolidate or effect a share exchange with or sell substantially all of its assets or any of its securities to any other person, corporation or entity or enter into any similar transaction not in the ordinary course of business;

             (vi) assume any liabilities of any bank or savings and loan holding company, bank, savings association, corporation or other entity, except in the ordinary course of business;

             (vii) except in the ordinary course of business in accordance with sound banking practices (and, with respect to loan transactions or commitments, letters of credit and deposit accounts, only on terms and conditions which are not materially more favorable than those available to the borrower or customer from competitive sources in transactions in the ordinary course of business) make any loan, payment or disbursement; issue any loan commitment, letter of credit or line of credit; accept any deposit; enter into any lease, contract, agreement understanding or arrangement; amend, modify or terminate, or forgive or grant any waiver or concession under, any loan, debt or obligation owed to Shelby County or SCSB; or guaranty any debt or obligation of any third party;

             (viii) except for acquisitions or dispositions in the ordinary course of business, acquire or dispose of any property or asset in excess of $5,000 individually or $10,000 in the aggregate;

             (ix) except for the pledge of securities to secure public funds deposits or except for additional borrowings in the ordinary course of business from the Federal Home Loan Bank of Indianapolis not to exceed $22.5 Million in the aggregate, subject any of its properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance;

             (x) promote to a new position or increase the rate of compensation (except for promotions and compensation increases in the ordinary course of business and in accordance with past practices and established employment policies), or enter into any agreement to promote to a new position or increase the rate of compensation, of any director, officer or employee of Shelby County, SCSB or either of the Subsidiaries;

             (xi) execute, create, institute, modify, amend or terminate (except with respect to any amendments to the Shelby County Plans required by law, rule or regulation, except with respect to the amendments to the Stock Option Plan as described in Section 6.02(b)(i) hereof, except with respect to the termination of the SCSB Retirement Plan as described in Section 6.02(b)(ii) hereof and as contemplated by Section 7.03 hereof, except with respect to the amendments to the Employment Agreements and the Meyerholtz Agreement as contemplated by Section 6.11 hereof and except with respect to the Termination Agreement (as hereinafter defined)) any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation right or profit sharing plans of Shelby County or SCSB; any employment, deferred compensation, consulting, bonus or collective bargaining agreement; any group insurance or health contract or policy; or any other incentive, retirement or employee welfare or pension benefit plan, agreement or understanding for current or former directors, officers or employees of Shelby County, SCSB or either of the Subsidiaries; or change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination of pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities;

             (xii) make any filing concerning the amendments to or disposition of the Shelby County Plans as provided in
                      Section 7.03 hereof to any employee of Shelby County, SCSB or either of the Subsidiaries or any third party, including any regulatory authority;

             (xiii) modify, amend or institute new employment policies or practices (other than in the ordinary course of business consistent with past practices) or enter into, renew or extend any employment, indemnity, reimbursement, consulting, compensation or severance agreements with respect to any present or former directors, officers or employees of Shelby County, SCSB or either of the Subsidiaries;

             (xiv) hire or employ any new or additional employees of Shelby County, SCSB or either of the Subsidiaries, except those which are reasonably necessary for the proper operation of Shelby County's, SCSB's or either of the Subsidiaries' business;

             (xv) amend, modify or restate Shelby County's, Shelby Group's or First Tier's Articles of Incorporation or By-Laws or SCSB's Charter or By-Laws from those in effect on the date of this Agreement and as delivered to Blue River hereunder;

             (xvi) give, dispose of, sell, convey or transfer; assign, hypothecate, pledge or encumber; or grant a security interest in or option or right to acquire any shares of capital stock of Shelby County, SCSB, Shelby Group or First Tier or substantially all of the assets of Shelby County, SCSB, Shelby Group or First Tier, or enter into any agreement or commitment relative to the foregoing;

             (xvii) fail to continue to make additions to in accordance with past practices and to otherwise maintain in all respects SCSB's reserve for loan and lease losses, or any other reserve account, in accordance with safe, sound and prudent banking practices and in accordance with generally accepted accounting principles applied on a consistent basis;

             (xviii) fail to accrue, pay, discharge and satisfy all accounts payable, debts, liabilities, obligations and expenses incurred in the regular and ordinary course of business as such payables, debts, liabilities, obligations and expenses become due;

             (xix) issue, or authorize the issuance of, any securities convertible into or exchangeable for Shelby County Common Stock, SCSB Common Stock, Shelby Group Common Stock or First Tier Common Stock;

             (xx) except for accounts payable and similar liabilities and obligations incurred in the ordinary course of business, for the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected in the Shelby County Financial Statements or the Subsequent Shelby County Financial Statements and for additional borrowings in the ordinary course of business from the Federal Home Loan Bank of Indianapolis not to exceed $22.5 Million, borrow any money or incur any indebtedness, including, without limitation, through the issuance of debentures, or incur any liability or obligation (whether absolute, accrued, contingent or otherwise), in an aggregate amount exceeding $5,000, other than legal, accounting, and investment banker fees and proxy printing and mailing costs relating to the Transaction or the operation of Shelby County's and SCSB's business;

             (xxi) open, close, move or, in any material respect, expand, renovate, alter or change any of its offices or branches;

             (xxii) pay or commit to pay any management, consulting, professional or other similar type of fees, except for the reasonable fees paid to Shelby County's and SCSB's existing attorneys and accountants for work done in the ordinary course of Shelby County's and SCSB's business and the reasonable fees paid to Shelby County's attorneys, accountants, investment banker and other advisors with respect to the Transaction which shall not exceed in the aggregate the amount of fees set forth in the agreements or other arrangements disclosed in the Disclosure Schedule;

             (xxiii) enter into any contract, agreement, lease, commitment, understanding, arrangement or transaction or incur any liability or obligation (other than as contemplated by Section 6.03(a)(vii) hereof) requiring payments by Shelby County, SCSB or either of the Subsidiaries which exceed $5,000, whether individually or in the aggregate, or that is not in the ordinary course of business;

             (xxiv) elect or appoint any director or officer of Shelby County, SCSB or either of the Subsidiaries in addition to or other than Jack Disser and those persons who were directors or officers of Shelby County, SCSB or either of the Subsidiaries on the date of the Agreement;

             (xxv) execute, create, institute, modify, amend or terminate any shareholders rights plan (including the Rights Agreement), poison pill or any other anti-takeover plan, device, mechanism or arrangement involving, restricting, prohibiting or discouraging a change in control, merger, sale or other combination of Shelby County, SCSB or either of the Subsidiaries or which may be considered an anti-takeover mechanism (except with respect to the amendments to the Stock Option Plan as contemplated by
                      Section 6.02(b)(i) hereof and except with respect to the amendments to the Employment Agreements and the Meyerholtz Agreement as contemplated by Section 6.11 hereof and except with respect to the Termination Agreement);

             (xxvi) redeem the rights granted pursuant to the Rights Agreement (except as provided by Section 6.02(c) hereof and Section 5(d) of the Stock Option Agreement ("Lock-up Agreement") dated of even date herewith by and between Blue River and Shelby County);

             (xxvii) make or modify, or commit to make or modify, any 30-year fixed rate mortgage loan that will have an annual interest rate which is less than the Federal National Mortgage Association (Fannie Mae) posted yields on 30-year mortgage commitments (priced at par) for delivery within 30 days, as published in the "Money Rates" section of The Wall Street Journal (Midwest Edition) on the most recent date (which The Wall Street Journal (Midwest Edition) is published) preceding the date which SCSB makes or commits to make any such 30-year fixed rate mortgage loan;

             (xxviii) violate any law, statute, rule, regulation, directive or other legal requirement in any material respect; or

             (xxviv) enter into any contract, agreement, commitment or understanding with respect to any of the foregoing specified in this Section 6.03(a).

     (b) Shelby County, SCSB and each of the Subsidiaries shall maintain, or cause to be maintained, in full force and effect, insurance on its assets, properties and operations, fidelity coverage and directors' and officers' liability insurance on its directors, officers and employees in such amounts and with regard to such liabilities and hazards as are currently insured by Shelby County, SCSB and the Subsidiaries as of the date of this Agreement.

     (c) Shelby County, SCSB and each of the Subsidiaries shall cause its attorneys, accountants and other professionals and advisors and all other parties doing business with Shelby

County, SCSB or any of the Subsidiaries to bill or invoice for goods or services provided no less frequently than monthly.

     6.04. Preservation of Business. On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, each of Shelby County, SCSB and each of the Subsidiaries shall (a) carry on its business diligently, substantially in the manner as is presently being conducted and in the ordinary course of business; (b) use its reasonable efforts to preserve its business organization intact, keep available the services of the present officers and employees and preserve its present relationships with customers and persons having business dealings with it; (c) maintain all of the properties and assets that it owns or utilizes in good operating condition and repair, reasonable wear and tear excepted, and maintain insurance upon such properties and assets in amounts and kinds comparable to that in effect on the date of this Agreement; (d) maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior years and in compliance with all material respects with all statutes, laws, rules and regulations applicable to it and to the conduct of its business; and (e) not do or fail to do anything which will cause a material breach of, or material default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party or by which it is or may be subject or bound.

     6.05. Other Negotiations. (a) Subject to Section 6.05(b) hereof, on and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, Shelby County, SCSB and each of the Subsidiaries (except with the prior written approval of Blue River) shall not, nor shall they permit or authorize their respective directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit, facilitate, encourage or engage in discussions or negotiations with, or provide information to, any corporation, association, partnership, limited liability company, person or other entity or group concerning any merger, consolidation, share exchange, combination, affiliation, purchase or sale of substantial assets, sale of shares of common stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) or similar transaction relating to Shelby County, SCSB or either of the Subsidiaries or to which Shelby County, SCSB or either of the Subsidiaries may become a party (all such transactions are hereinafter referred to as "Acquisition Transactions"). Shelby County, SCSB and the Subsidiaries shall promptly communicate to Blue River the terms of any proposal or offer which either of them may receive with respect to an Acquisition Transaction and any request by or indication of interest on the part of any third party with respect to the initiation of any Acquisition Transaction or discussions with respect thereto.

     (b) On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, Shelby County may engage, and may permit and authorize its directors, officers, employees, agents or representatives to engage in discussions or negotiations with or provide information to any corporation, association, partnership, limited liability company, person or other entity or group concerning an unsolicited offer by such third party with respect to an Acquisition Transaction only with the prior written approval of Blue River, which approval shall be provided to Shelby County promptly upon receipt by Blue River of a letter from

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

Shelby County signed by at least a majority of its Board of Directors then in office indicating that Shelby County has received an unsolicited offer regarding an Acquisition Transaction which the Board of Directors of Shelby County (i) considers, in the exercise of its fiduciary duties as a Board, to be substantially superior, taking into account all relevant factors, to the then current offer of Blue River pursuant to this Agreement and (ii) concludes, after consultation with its counsel, that its fiduciary duties as a Board require it to consider (based upon a written opinion of Shelby County's legal counsel advising the Board to consider) and, in light of such duties, take such other actions with respect to such unsolicited offer as may be necessary or appropriate; and such approval may, in all other instances, be provided to Shelby County when and if Blue River shall, in its sole discretion, determine. This Section 6.05 shall not authorize Shelby County, SCSB or either of the Subsidiaries or any of their directors, officers, employees, agents or representatives to solicit or initiate any discussions or negotiations relative to an Acquisition Transaction with a third party.

     6.06. Press Releases. Except as required by law, neither Shelby County, SCSB nor either of the Subsidiaries shall issue any press releases or make any other public announcements or disclosures relating to the Transaction without the prior consent of Blue River, which consent shall not be unreasonably withheld.

     6.07. Disclosure Schedule Update. Shelby County shall promptly supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the Disclosure Schedule with respect to any agreements, documents, matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of Shelby County or SCSB contained herein materially incorrect, untrue or misleading.

     6.08. Information, Access Thereto, Confidentiality. Blue River and its attorneys, accountants, representatives, advisors and agents shall, at all times during normal business hours prior to the Effective Time, have full and continuing access to the properties, facilities, operations, books and records of Shelby County, SCSB and the Subsidiaries. Blue River and its attorneys, accountants, representatives, advisors and agents may, prior to the Effective Time, make or cause to be made such reasonable investigation (including, without limitation, any environmental review study, survey or assessment of Shelby County's, SCSB's or any Subsidiary's real properties) of the operations, books, records and properties of Shelby County, SCSB and the Subsidiaries and of their financial and legal condition as deemed necessary or advisable to familiarize themselves with such operations, books, records, properties and other matters; provided, however, that such access or investigation shall not interfere unnecessarily with the normal operations of Shelby County, SCSB or either of the Subsidiaries; and provided further, that if Blue River elects to conduct or have conducted on its behalf an environmental review, study, survey or assessment to verify the representations and warranties given by Shelby County, SCSB and the Subsidiaries with respect to the environmental matters specified in Section 4.11(b) hereof, all reports and findings related to such environmental review, study, survey or assessment shall be shall be disclosed to Shelby County, SCSB and the Subsidiaries within fifteen (15) days of the date of such report or finding. Upon request, Shelby County, SCSB and the Subsidiaries shall furnish Blue River, or its attorneys, accountants, representatives, advisors or agents, Shelby County's attorneys' responses to external auditors requests for information, management letters received from its external auditors and such financial, loan and operating data and other information reasonably requested by Blue River which has been or is developed by Shelby County, SCSB or either of the Subsidiaries or their auditors, accountants or attorneys (provided with respect to attorneys, such disclosure would not result in the waiver by Shelby County, SCSB or either of the Subsidiaries of any claim of attorney-client privilege), and will permit Blue River and its respective representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for Shelby County, SCSB or either of the Subsidiaries, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to Blue River or its auditors or accountants. No investigation or review by Blue River (whether conducted before or after the date hereof) shall affect the representations and warranties made by Shelby County or SCSB herein or the information contained in any document provided hereunder, and Blue River shall be entitled to rely on such representations, warranties and documents notwithstanding any such investigation or review. Any confidential information or trade secrets received by Blue River or its representatives or agents in the course of such examination shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing such confidential information or trade secrets or both shall be destroyed by Blue River or, at Shelby County's request, returned to Shelby County in the event this Agreement is terminated as provided in Section 9 hereof. This Section 6.08 shall not require the disclosure of any information to Blue River which would be prohibited by law.

     6.09. Subsequent Shelby County Financial Statements. As soon as available after the date of this Agreement, Shelby County shall deliver to Blue River the monthly unaudited consolidated balance sheets and income statements of Shelby County prepared for its internal use, Shelby County's Forms 10-Q for each quarterly period and Form 10-K for each fiscal year completed prior to the Effective Time and all other financial reports or statements, including the notes thereto, submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, "Subsequent Shelby County Financial Statements"). The Subsequent Shelby County Financial Statements shall be prepared on a basis consistent with past accounting practices and generally accepted accounting principles applied on a consistent basis and shall present fairly the financial condition and results of operations as of the dates and for the periods presented. The Subsequent Shelby County Financial Statements will not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts, which inclusion or omission would render such financial statements inaccurate, incomplete or misleading in any material respect.

     6.10. Employee Benefits. Neither the terms of Section 7.03 hereof (except as otherwise expressly provided therein) nor the provision of any employee benefits by Blue River or any of its subsidiaries to employees of Shelby County, SCSB and the Subsidiaries shall (i) create any employment contract, agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of Shelby County, SCSB and the Subsidiaries or (ii) except as expressly provided in this Agreement, prohibit or restrict

Blue River or its subsidiaries, whether before or after the Effective Time, from changing, amending or terminating any employee benefits provided to its employees from time to time.

     6.11. Employment Agreements. Prior to the Effective Time, SCSB shall use all reasonable efforts to cause the employment agreements between SCSB and each of Ronald L. Lanter, Joyce E. Ford and Rita Sturgill (each in the form set forth in the Disclosure Schedule) (collectively referred to herein as the "Employment Agreements") to be amended, all in form and substance reasonably satisfactory to Blue River, such that (i) the requirement that each participate in a stock option plan shall be deleted and all references as to title other than the title of Vice President shall be deleted, (ii) each will receive employee benefits in accordance with Blue River's employee benefit plans instead of SCSB's plans and (iii) the term of each of the Employment Agreements shall end one (1) year from the Effective Time. Other than the foregoing amendments, the Employment Agreements shall not be amended or modified in any respect, and none of the respective terms of the Employment Agre ements shall be extended or renewed. On the date hereof, SCSB and Rodney
L. Meyerholtz shall enter into an agreement relating to the Meyerholtz Agreement ("Termination Agreement") to the effect that the Meyerholtz Agreement shall be terminated as of the Effective Time upon the terms and conditions specified in the Termination Agreement. Other than as set forth in the Termination Agreement, the Meyerholtz Agreement shall not be changed, amended or modified in any respect and the term thereof shall not be extended or renewed without the prior written consent of Blue River, SCSB and Mr. Meyerholtz.

     6.12. Certain Actions. Neither Shelby County, SCSB nor either of the Subsidiaries shall intentionally or knowingly take, cause to be taken or fail to take any action which will cause or result in a misrepresentation or a breach of a covenant or warranty of this Agreement that will give Blue River the right to terminate this Agreement pursuant to Section 9.01(b) hereof or which will result in a condition precedent to consummation of the Transaction not to be satisfied or fulfilled.

     6.13. Restructure. Shelby County and SCSB understand, acknowledge and agree that Blue River, in its sole discretion, may change the structure of the transactions contemplated by this Agreement; provided, however, that any such change in structure shall not affect the Conversion Price or the consideration to be paid hereunder to the shareholders of Shelby County or cause the consummation of the Transaction to be delayed. Shelby County and SCSB shall execute and deliver such amendments, agreements and instruments and take such further actions as Blue River may reasonably request in connection with any such restructure of the transactions contemplated by this Agreement.

                               SECTION 7

                        COVENANTS OF BLUE RIVER
                        -----------------------

     Blue River covenants and agrees with Shelby County as follows:

     7.01. Approvals. (a) Blue River shall have primary responsibility for the preparation, filing and cost of all filings and applications required for consummation of the Transaction, except for the

Proxy Statement. Blue River shall file all such applications as soon as practicable after the execution of this Agreement. Blue River shall provide to Shelby County's counsel copies of all applications filed and copies of all material written communications with all state and federal bank regulatory agencies relating to such applications. Blue River shall proceed expeditiously, cooperate fully and use its best efforts to procure, upon terms and conditions reasonably acceptable to Blue River, all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Transaction on the terms and conditions provided in this Agreement at the earliest possible reasonable date, except as set forth in Section 6.01 hereof.

     (b) Blue River shall submit this Agreement to its shareholders for approval at a meeting to be called and held in accordance with applicable law and the Articles of Incorporation and By-Laws of Blue River at a date reasonably in advance of the Effective Time and the Board of Directors of Blue River shall recommend, by at least a majority vote, to Blue River's shareholders that such shareholders approve this Agreement and the Merger.

     7.02. SEC Registration. Blue River shall file with the SEC as soon as practicable after the execution of this Agreement a Registration Statement on an appropriate form under the 1933 Act covering the shares of Blue River common stock to be sold in its initial public offering ("IPO"). Such Registration Statement and any amendments and supplements thereto are referred to in this Agreement as the "Registration Statement." The Registration Statement shall include a prospectus ("Prospectus") relating to the shares of Blue River common stock to be sold in the IPO. In advance of filing the Registration Statement and all other filings described in Section 7.01 hereof, Blue River shall provide Shelby County and its counsel with a copy of the Registration Statement and each such other filing and provide an opportunity to comment thereon.

     7.03. Blue River Benefit Plans. (a) General. Blue River will make available to the employees of SCSB who continue as employees of SCSB after the Effective Time such employee benefits as the Board of Directors of Blue River may determine to provide to employees from time to time. Until such time as the employees of SCSB become eligible to participate in or eligible to be covered by Blue River's employee pension benefit plans or employee welfare benefit plans, employees of SCSB who would otherwise be eligible to participate in or be covered by the employee pension benefit and employee welfare benefit plans of Blue River under the terms thereof shall remain participants in or covered by the employee pension benefit plans and employees welfare benefit plans of Shelby County in existence at the Effective Time, subject to the terms of such plans, to the extent provided by such plans of Shelby County. Notwithstanding the foregoing or anything herein to the contrary, Blue River shall not be obligated to provide any employee benefit plans to employees of SCSB following the Merger who meet the applicable eligible requirements except for the Blue River Profit Sharing Plan (as hereinafter defined) and group health and hospitalization insurance.

     (b) Eligibility and Vesting. Years of service, as defined in the applicable Blue River employee welfare or pension benefit plan, with SCSB prior to the Effective Time shall be credited to each employee of SCSB eligible for coverage under Section 7.03(a) hereof for purposes of (i) eligibility under Blue River's employee welfare benefit plans; and (ii) eligibility and vesting, but not for purposes of benefit accrual or contributions, under the Blue River Employees' Savings and Profit Sharing Plan ("Blue River Profit Sharing Plan"). The employees of SCSB shall become covered by Blue River's employee pension and welfare benefit plans at such time(s) as shall be specified by Blue River in its sole discretion, subject to
Section 7.03(a) hereof. The service credit provided by this Section 7.03(b) will become effective for a plan on the date Blue River specifies pursuant to the preceding sentence. Those officers and employees of SCSB who otherwise meet the eligibility requirements of the designated plan, based upon their age and years of service for SCSB and Blue River, shall become participants thereunder on the entry date which coincides with or next follows the specified date. Those officers and employees of SCSB who do not meet the eligibility requirements of the designated plan on such date shall become participants thereunder on the first plan entry date which coincides with or next follows the date on which such eligibility requirements are satisfied.

     (c) Financial Institutions Retirement Fund. The accrual of participants' benefits under SCSB's Financial Institutions Retirement Fund ("SCSB Retirement Plan") shall be frozen effective as of December 31st of the year in which the Effective Time occurs, and all accrued benefits of participants in the SCSB Retirement Plan shall thereupon become fully vested. To the extent permitted by the SCSB Retirement Plan and applicable law, the accrued benefit of each participant in the SCSB Retirement Plan shall be held and remain under the SCSB Retirement Plan and shall be payable at the time(s) and in the forms provided for under that plan. Blue River shall be responsible for the withdrawal of SCSB from the SCSB Retirement Plan and for making any required or appropriate application to the Service for a determination letter to the effect that such withdrawal does not adversely affect the tax-qualified status of such plan and for providing any notices to the Pension Benefit Guaranty Corporation or other governmental entity regarding the withdrawal. SCSB shall make contributions to the SCSB Retirement Plan through the date of such withdrawal only to the extent required to maintain the plan's tax-qualified status and avoid any federal income taxes or penalties attributable to the plan's funding status.

     7.04. Press Releases. Except as required by law, Blue River shall not issue any press releases or make any other public announcements or disclosures relating primarily to Shelby County, SCSB or either of the Subsidiaries with respect to the Transaction without the prior consent of Shelby County, which consent shall not be unreasonably withheld.

     7.05. Information, Access Thereto, Confidentiality. Shelby County and its attorneys, accountants, representatives, advisors and agents shall, at all times during normal business hours prior to the Effective Time, have full and continuing access to the facilities, operations, books, records and properties of Blue River. Shelby County and its attorneys, accountants, representatives, advisors and agents may, prior to the Effective Time, make or cause to be made such reasonable investigation of the operations, books, records and properties of Blue River and of its financial and legal condition as Shelby County shall deem reasonable necessary or advisable to familiarize itself with such books, records, properties and other matters; provided, however, that such access or investigation shall not interfere unnecessarily with the normal operations of Blue River. No investigation or review by Shelby County (whether conducted before or after the date hereof) shall affect the representations and warranties made by Blue River or the information contain ed in any document provided herein, and Shelby County shall be entitled to rely on such representations, warranties and documents notwithstanding any such investigation or review. Any confidential information or trade secrets received by Shelby County or its respective employees or agents in the course of such examination shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing such confidential information or trade secrets or both shall be destroyed by Shelby County or, at Blue River's request, returned to Blue River in the event this Agreement is terminated as provided in Section 9 hereof. This Section 7.05 shall not require the disclosure of any information to Shelby County which would be prohibited by law.

     7.06. Employment Agreements. Following the Effective Time, Blue River agrees to cause SCSB to assume all obligations under the Employment Agreements, as amended pursuant to Section 6.11 hereof, except as may be otherwise required by law or any government agency or authority.

     7.07. Indemnification. Blue River shall cause SCSB to keep the indemnification provisions in SCSB's Charter in effect on the date hereof in full force and effect for a period of not less than two (2) years following the Effective Time.

      7.08. Termination Fee. (a) Blue River hereby acknowledges and agrees that Shelby County and SCSB have committed and will commit substantial time, effort, resources and expenses in pursuing the Transaction. Blue River further agrees that it shall pay to Shelby County a termination fee in the amount the amount of One Hundred Thousand Dollars ($100,000) in immediately available funds ("Termination Fee"), in the event that Shelby County terminates this Agreement pursuant to Section 9.01(c)(i), 9.01(c)(ii), 9.01(c)(iii) or 9.01(c)(iv) hereof.

     (b) The Termination Fee shall be immediately paid to Shelby County upon the termination of this Agreement by Shelby County pursuant to Section 9.01(c) hereof. If the Termination Fee is not immediately paid as provided, then Shelby County shall be entitled to recover interest at the highest prime rate set forth in The Wall Street Journal (Midwest Edition) under the section entitled "Money Rates" on the unpaid amount of the Termination Fee from the time the Termination Fee is due until paid-in-full, together with all costs of collection thereof, including reasonable attorneys' fees and expenses.

     (c) Blue River, Shelby County and SCSB hereby acknowledge and agree that the Termination Fee shall compensate Shelby County and SCSB for (i) certain expenses incurred for attorneys, accountants, financial advisors and consultants of Shelby County and SCSB in developing the Transaction and drafting this Agreement, (ii) Shelby County and SCSB's management time and expense in investigating, analyzing, developing and pursuing the Transaction, and (iii) expenses relating to Shelby County and SCSB's due diligence efforts. Blue River further acknowledges and agrees that the amount of the Termination Fee is fair, reasonable and not a penalty and that its obligation to pay the Termination Fee shall survive any termination of this Agreement by Shelby County or SCSB.

                               SECTION 8

                CONDITIONS PRECEDENT TO THE TRANSACTION
                ---------------------------------------

     8.01. Blue River. The obligation of Blue River to consummate the Transaction is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by Blue River:

     (a) Representations and Warranties at Effective Time. Each of the representations and warranties of Shelby County and SCSB contained in this Agreement shall be true, accurate and correct in all material respects at and as of the Effective Time as though such representations and warranties had been made or given on and as of the Effective Time.

     (b) Covenants. Each of the covenants and agreements of Shelby County and SCSB shall have been fulfilled or complied with from the date of this Agreement through and as of the Effective Time.

     (c) Deliveries at Closing. Blue River shall have received from Shelby County and SCSB at the Closing (as hereinafter defined) the items and documents, in form and content reasonably satisfactory to Blue River, set forth in Section 11.02(b) hereof.

     (d) Stock Offering. Blue River shall have (i) registered under the 1933 Act its shares of common stock to be sold in the IPO; (ii) caused each registration statement with respect to the shares to be issued in the IPO to have been declared effective by the SEC, and the SEC shall not have issued or threatened to issue a stop order with respect to each such registration statement; (iii) received all state securities or Blue Sky approvals, authorizations and/or exemptions with respect to the shares to be sold in the IPO; (iv) executed with Roney & Co. or any other investment banking firm, an underwriting agreement with respect to the shares to be sold in the IPO; and
(v) sold at least 1 million shares of common stock of Blue River in the IPO.

     (e) Regulatory Approvals. All appropriate orders, consents, approvals and clearances from all regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the Transaction shall have been obtained on terms and conditions reasonably satisfactory to Blue River.

     (f) Shareholder Approvals. The shareholders of Blue River and Shelby County shall have approved and adopted this Agreement as required by applicable law and their respective Articles of Incorporation.

     (g) Officers' Certificate. Shelby County shall have delivered to Blue River a certificate signed by its Chairman or President and its Secretary, dated as of the Effective Time, certifying that (i) all the representations and warranties of Shelby County and SCSB are true, accurate and correct in all material respects on and as of the Effective Time; (ii) all the covenants of Shelby County and SCSB have been complied with from the date of this Agreement through and as of the Effective

Time; and (iii) Shelby County and SCSB has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

     (h) Shareholders' Equity. As of the last day of the month immediately preceding the Effective Time, the shareholders' equity of Shelby County on a consolidated basis shall be at least Six Million Nine Hundred Thousand Dollars ($6,900,000) as reflected on Shelby County's financial statements as of such date and as determined in accordance with generally accepted accounting principles applied in a consistent basis. Such amount of shareholders' equity shall be calculated after all liability accruals and payments have been made for all legal, accounting, investment banking, environmental and other professional or advisors' fees of Shelby County and SCSB and all expenses of Shelby County and SCSB relating to the Transaction incurred as of and through the date of such financial statements.

     8.02. Shelby County. The obligations of Shelby County and SCSB to consummate the Transaction is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by Shelby County:

     (a) Representations and Warranties at Effective Time. Each of the representations and warranties of Blue River contained in this Agreement shall be true, accurate and correct in all material respects on and as of the Effective Time as though such representations and warranties had been made or given at and as of the Effective Time.

     (b) Covenants. Each of the covenants and agreements of Blue River shall have been fulfilled or complied with from the date of this Agreement through and as of the Effective Time.

     (c) Deliveries at Closing. Shelby County and SCSB shall have received from Blue River at the Closing the items and documents, in form and content reasonably satisfactory to Shelby County, listed in Section 11.02(a) hereof.

     (d) Regulatory Approvals. All appropriate orders, consents, approvals and clearances from all regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the Transaction shall have been obtained.

     (e) Shareholder Approvals. The shareholders of Blue River and Shelby County shall have approved and adopted this Agreement as required by applicable law and their respective Articles of Incorporation.

     (f) Fairness Opinion. Shelby County shall have received the Fairness Opinion by the date of the Proxy Statement. The obligations of Shelby County and SCSB to consummate the Transaction are not subject to or conditioned upon any update to, supplement to or bring-down of the Fairness Opinion or the issuance of another opinion stating that the Conversion Price is fair to the shareholders of Shelby County from a financial point of view.

     (g) Officers' Certificate. Blue River shall have delivered to Shelby County and SCSB a certificate signed by its Chairman or President and its Secretary, dated as of the Effective Time, certifying that (i) all the representations and warranties of Blue River are true, accurate and correct in all material respects on and as of the Effective Time; (ii) all the covenants of Blue River have been complied with from the date of this Agreement through and as of the Effective Time; and (iii) Blue River has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

                               SECTION 9

                         TERMINATION OF MERGER
                         ---------------------

     9.01. Manner of Termination. This Agreement and the Transaction may be terminated at any time prior to the Effective Time by written notice delivered by Blue River to Shelby County, or by Shelby County to Blue River, as follows:

     (a)     By Blue River or Shelby County, if:

             (i) the Merger contemplated by this Agreement has not been consummated by August 31, 1998; provided, however, that Blue River may extend such date for up to sixty (60) days, solely for the purpose of obtaining regulatory approvals contemplated by Section 8.01(e) hereof and
                      Section 8.02(d) hereof; or

             (ii) the respective Boards of Directors of Blue River, Shelby County and SCSB mutually agree to terminate this Agreement.

     (b)     By Blue River, if:

             (i) any item, event or information set forth in any supplement, amendment or update to the Disclosure Schedule has had or would be expected to have, in the reasonable discretion of Blue River, a material adverse effect on the business, prospects, assets, capitalization, financial condition or results of operations of Shelby County or SCSB, whether individually or on a consolidated basis, or Shelby Group or First Tier on a consolidated basis with Shelby County; or

             (ii) there has been a misrepresentation or a breach of any warranty by or on the part of Shelby County or SCSB in their representations and warranties set forth in this Agreement which has had or would be expected to have, in the reasonable discretion of Blue River, a material adverse effect on the business, prospects, assets, capitalization, financial condition or results of operations of Shelby County or SCSB, whether individually or on a consolidated basis, or Shelby Group or First Tier on a consolidated basis with Shelby County;

                      provided, however, that in the event of any inaccuracy in the representations and warranties contained in
                      Section 4.03 hereof relative to the number of issued and outstanding shares of Shelby County Common Stock, SCSB Common Stock, Shelby Group Common Stock or First Tier Common Stock, then Blue River shall have the absolute right in its discretion to terminate this Agreement without regard to the materiality of any such inaccuracy; or

             (iii) there has been a material breach of or a failure to comply in all material respects with any covenant set forth in this Agreement by or on the part of Shelby County or SCSB; provided, however, that the covenants set forth in Sections 6.01, 6.02, 6.03(a)(i), (ii),
                      (iii), (iv), (v), (vi), (vii), (ix), (xi), (xv), (xvi),
                      (xix), (xxi), (xxii), (xxiv), (xxv), (xxvi) and (xvii), 6.05, 6.07 and 6.11 shall be fully complied with by Shelby County and SCSB without regard to materiality, except for any materiality qualification set forth in such Sections; or

             (iv) Blue River shall reasonably determine that the Transaction has become inadvisable or impracticable by reason of commencement or threat of any claim, litigation or proceeding against Blue River, Shelby County, SCSB, Shelby Group, or First Tier or any director or officer of any of such entities (A) relating to this Agreement or the Transaction or (B) which is likely to have a material adverse effect on the business, prospects, assets, capitalization, financial condition or results of operations of Shelby County or SCSB, whether individually or on a consolidated basis, or Shelby Group or First Tier on a consolidated basis with Shelby County, or of Blue River; or

             (v) there has been a material adverse change in the business, prospects, assets, capitalization, financial condition or results of operations of Shelby County or SCSB, whether individually or on a consolidated basis, or Shelby Group or First Tier on a consolidated basis with Shelby County, at any time as compared to that in existence as of September 30, 1997; or

             (vi) Trident has not issued, by the date of the Proxy Statement, its written opinion stating that the Conversion Price is fair to the shareholders of Shelby County from a financial point of view.

     (c)     By Shelby County, if:

             (i) there has been a misrepresentation or a breach of any warranty by or on the part of Blue River in its representations and warranties set forth in this Agreement which has had or would be expected to have, in the reasonable discretion of Shelby County, a material adverse effect on the business, assets, capitalization, financial condition or results of operation of Blue River; or

             (ii) there has been a breach of or failure to comply with any covenant set forth in this Agreement by or on the part of Blue River; or

             (iii) Blue River does not receive, by February 20, 1998, a letter of intent or other similar document from Roney & Co. regarding its intent to act as the principal underwriter in the IPO; or

             (iv) Roney & Co. withdraws or terminates its letter of intent or other similar document relating to the IPO (except in connection with the execution of an underwriting agreement); provided, however, that before Shelby County may exercise its right to terminate this Agreement pursuant to this Section 9.01(c)(iv), Blue River shall have thirty (30) days from the date of such withdrawal to obtain a letter of intent or similar document from another investment banker with respect to the intent of such other investment banker to act as the principal underwriter in the IPO.

     9.02. Effect of Termination. Upon termination by written notice, this Agreement shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of Blue River, Shelby County, SCSB and their respective directors, officers, employees, agents and shareholders, except as provided in compliance with the confidentiality provisions of this Agreement set forth in Section 6.08 and
Section 7.05 hereof, for the payment of the Termination Fee as provided by
Section 7.08 hereof and for the payment of expenses set forth in Section 12.09 hereof; provided, however, the damages of Shelby County and SCSB relating to this Agreement and the Transaction shall be limited solely to the Termination Fee; provided, further, if such termination was the result of an intentional breach by Shelby County or SCSB of any representation, warranty, covenant or other provision in this Agreement, or an intentional act or omission by Shelby County or SCSB which resulted in any representation, warranty, covenant or other provision in this Agreement to be breached, Shelby County and SCSB shall be liable to Blue River for damages and all costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement, including, but not limited to, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of accountants and tax advisors, and reasonable fees and costs of environmental consultants. In the event that this Agreement is terminated pursuant to this Section 9, the parties hereto each agree that Roney & Co. and any other investment banking firm engaged by Blue River shall have no liability relating to the failure of Blue River to fulfill the conditions contemplated by Section 8.01(d) hereof.

                               SECTION 10

                      EFFECTIVE TIME OF THE MERGER
                      ----------------------------

     Upon the terms and subject to the conditions specified in this Agreement, the Merger shall become effective at the time specified in the Articles of Merger of Shelby County with and into Blue River as filed with the Indiana Secretary of State ("Effective Time"). The Effective Time shall occur not later than the last business day of the month following (a) the fulfillment of all conditions

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

precedent to the Transaction set forth in Section 8 hereof, and (b) the expiration of all waiting periods in connection with the regulatory applications filed for the approval of the Transaction. The Conversion shall be effective at the time specified in the Articles of Conversion of SCSB into Shelby County Bank as filed with the Indiana Department of Financial Institutions.

                               SECTION 11

                                CLOSING
                                -------

     11.01. Closing Date and Place. So long as all conditions precedent set forth in Section 8 have been satisfied and fulfilled, the closing of the Transaction ("Closing") shall take place on the Effective Time at the offices of Krieg DeVault Alexander & Capehart in Indianapolis, Indiana.

     11.02. Deliveries. (a) At the Closing, Blue River shall deliver to Shelby County the following:

             (i) an opinion of its counsel dated as of the Effective Time and substantially in the form set forth in Exhibit B attached hereto;

             (ii) the officers' certificate contemplated by Section 8.02(g) hereof;

             (iii) copies of all approvals by government regulatory agencies necessary to consummate the Transaction;

             (iv) copies of the resolutions of the Board of Directors of Blue River and the shareholders of Blue River, if necessary, certified by the President or Secretary of Blue River, relative to the approval of this Agreement and the Merger; and

             (v) such other documents as Shelby County or its legal counsel may reasonably request.

     (b) At the Closing, Shelby County shall deliver to Blue River the following:

             (i) an opinion of its counsel dated as of the Effective Time and substantially in the form set forth in Exhibit C attached hereto;

             (ii) the officers' certificate contemplated by Section 8.01(g) hereof;

             (iii) a list of Shelby County's shareholders as of the Effective Time certified by the President and Secretary of Shelby County;

             (iv) copies of the resolutions adopted by the Board of Directors and shareholders of Shelby County, certified by its Chairman or President and Secretary, relative to the approval of this Agreement and the Merger;

             (v) copies of resolutions adopted by the Board of Directors and sole shareholder of SCSB, certified by its Chairman or President and Secretary, relative to the approval of this Agreement, the Conversion and the Plan of Conversion; and

             (vi) such other documents as Blue River or its legal counsel may reasonably request.

                               SECTION 12

                             MISCELLANEOUS
                             -------------

     12.01. Effective Agreement. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring any rights on any other persons.

     12.02. Waiver; Amendment. (a) Blue River or Shelby County may by an instrument in writing: (i) extend the time for the performance of or otherwise amend any of the covenants, conditions or agreements of the other parties to this Agreement (other than SCSB with respect to Shelby County); (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant hereto or thereto (other than SCSB with respect to Shelby County); (iii) waive the performance by the other parties (other than SCSB with respect to Shelby County) of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Transaction. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

     (b) This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto and, if such amendment, modification or supplement occurs after the approval of the Agreement by the shareholders of Shelby County, only in a manner that will not materially and adversely affect the rights of Shelby County's shareholders hereunder without obtaining their approval thereof.

     12.03. Notices. All notices, requests and other communications hereunder shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if delivered by hand and receipted for, sent by certified United States Mail, return receipt requested, first class postage pre-paid, delivered by overnight express receipted delivery service or telecopied if confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, with First Class postage prepaid as follows:

     If to Blue River:                    with a copy to (which shall not
                                          constitute notice):

     Blue River Bancshares, Inc.          Krieg DeVault Alexander & Capehart
     ATTN: Robert C. Reed, President      ATTN:  Nicholas J. Chulos, Esq.
     113 South Harrison Street            One Indiana Square, Suite 2800
     Shelbyville, Indiana  46176          Indianapolis, Indiana 46204-2017
     Telephone: (317) 392-7700            Telephone:  (317) 238-6224
     Telecopier: (317) 398-7004           Telecopier:  (317) 636-1507

     If to Shelby County or SCSB:         with a copy to (which shall not
                                          constitute notice):

     Shelby County Bancorp                Bose McKinney & Evans
     ATTN: James M. Robison, Chairman     ATTN: David A. Butcher, Esq.
     29 East Washington Street            2700 First Indiana Building
     P. O. Box 438                        135 South Pennsylvania Street
     Shelbyville, Indiana 46176           Indianapolis, Indiana 46204
     Telephone: (317) 398-9721            Telephone:  (317) 684-5000
     Telecopier: (317) 835-0306           Telecopier: (317) 684-5173

or such substituted address or person as any of them given to the other in writing. All such notices, requests or other communications shall be effective: (a) if delivered by hand, when delivered; (b) if mailed in the manner provided herein, three (3) business days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein.

     12.04. Headings. The headings in this Agreement have been inserted solely for ease of reference and should not be considered in the interpretation or construction of this Agreement.

     12.05. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     12.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     12.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws.

     12.08. Entire Agreement. This Agreement supersedes all other prior or contemporaneous understandings, commitments, representations, negotiations or agreements, whether oral or written, between or among the parties hereto relating to the Transaction and the matters contemplated herein (including, but not limited to, the Memorandum dated December 5, 1997 from Blue River to the Board of Directors of Shelby County and SCSB) and constitutes the entire agreement among the parties hereto relating to the subject matter hereof, except with respect to the Confidentiality Agreement dated December 9, 1997 by and between Blue River and Shelby County, the Lock-up Agreement and the Termination Agreement, each of which shall remain in full force and effect. The parties hereto agree that each party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     12.09. Expenses. The parties hereto shall each pay their respective expenses incidental to the Transaction.

     12.10. Certain References. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. Except expressly stated otherwise, all references in this Agreement to periods of days shall be construed to refer to calendar, not business, days. The term "business day" shall mean any day except Saturday and Sunday when SCSB, is open for the transaction of business.

     12.11. Disclosure Schedule. The Disclosure Schedule attached hereto is intended to be and hereby is specifically made a part of this Agreement, and the information contained in the Disclosure Schedule shall be deemed to be representations and warranties of Shelby County and SCSB.









                           *          *          *

     IN WITNESS WHEREOF, Blue River, Shelby County and SCSB have entered into, executed and delivered this Agreement as of the day and year first above written.

                                      BLUE RIVER BANCSHARES, INC.


                                      By:
                                           -----------------------------------
                                           Robert C. Reed, President
ATTEST:


By:  /s/ D. WARREN ROBISON
     -------------------------------
     D. Warren Robison, Secretary

                                      SHELBY COUNTY BANCORP


                                      By:  /s/ JAMES M. ROBISON
                                           -----------------------------------
                                           James M. Robison, Chairman
ATTEST:


By:  /s/ DAVID A. CARMONY
     -------------------------------
     David A. Carmony, Secretary

                                      SHELBY COUNTY SAVINGS BANK, FSB


                                      By:  /s/ JAMES M. ROBISON
                                           -----------------------------------
                                           James M. Robison, Chairman
ATTEST:


By:  /s/ BETTY J. BAKER
     -------------------------------
     Betty J. Baker, Secretary

     Each of the undersigned directors of Shelby County hereby (a) agrees in his capacity as a director to recommend to Shelby County's shareholders the approval of this Agreement and the Merger in accordance with Section 6.01 hereof, and (b) agrees in his individual capacity to vote his shares of Shelby County Common Stock that are registered in his personal name (and agrees to use his reasonable efforts to cause all additional shares of Shelby County Common Stock owned jointly with any other person or by his spouse or over which he has voting influence or control to be voted) in favor of this Agreement and the Merger. In addition, each of the undersigned directors hereby agrees not to make any transfers of shares of Shelby County Common Stock with the purpose of avoiding his agreements set forth in the preceding sentence.

     Dated this 5th day of February, 1998.



                                      /s/ JAMES M. ROBISON
                                      ----------------------------------------
                                      James M. Robison


                                      /s/ RODNEY L. MEYERHOLTZ
                                      ----------------------------------------
                                      Rodney L. Meyerholtz


                                      /s/ DAVID A. CARMONY
                                      ----------------------------------------
                                      David A. Carmony


                                      /s/ LEONARD J. FISCHER
                                      ----------------------------------------
                                      Leonard J. Fischer


                                      /s/ JACK D. DISSER
                                      ----------------------------------------
                                      Jack D. Disser